UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SOCKET MOBILE, INC.
(Name of Registrant as Specified in its Charter)

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SOCKET MOBILE, INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 22, 2019

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Socket Mobile, Inc., a Delaware corporation (the "Company"), to be held Wednesday, May 22, 2019 at 10:30 a.m., local time, at the Company's headquarters at 39700 Eureka Drive, Newark, California 94560 for the following purposes:

(1)       To elect seven directors to serve until their respective successors are elected;

(2)       Advisory vote on executive compensation policies and practices as described in the annual meeting proxy (“Say on Pay”).

(3)       Advisory vote on frequency of future votes on executive compensation policies and practices (“Say When on Pay”).

(4) To approve an amendment to the 2004 Equity Incentive Plan to provide for a one-time stock option exchange program.

(5) To ratify the appointment of Sadler, Gibb & Associates, LLC as independent registered public accountants of the Company for the fiscal year ending December 31, 2019.

(6)       To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on March 25, 2019 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible following the instructions on your proxy ballot. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,

Newark, California	Kevin J. Mills
March 28, 2019	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE, OR VOTE BY PHONE OR BY INTERNET WHERE AVAILABLE.

SOCKET MOBILE, INC.

PROXY STATEMENT FOR

2019 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Socket Mobile, Inc. (the "Company"), for use at the 2019 Annual Meeting of Stockholders to be held Wednesday May 22, 2019 at 10:30 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of 2019 Annual Meeting of Stockholders. The 2019 Annual Meeting will be held at the Company's headquarters at 39700 Eureka Drive, Newark, California 94560. The Company's telephone number at that location is (510) 933-3000.

Notice of the availability of these proxy solicitation materials and our Annual Report on Form 10-K for the year ended December 31, 2018, including financial statements, will be first mailed on or about April 5, 2019 to all stockholders entitled to vote at the 2019 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The proxy materials are available at http://www.socketmobile.com/about-us/investor-relations/stockholder-meeting-information. Stockholders may access the Notice of Annual Meeting and Proxy Statement, Annual Report on Form 10-K and Proxy Card at this site to read, download the documents, and/or request a printed copy. Printed copies may also be requested by telephone at 800-856-9390. Printed copies will be mailed within 3 business days of receipt of the request.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

Holders of record of our Common Stock at the close of business on March 25, 2019 (the "Record Date") are entitled to notice of and to vote at the 2019 Annual Meeting. At the Record Date, 5,999,159 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote. The Company has no other class of voting securities outstanding and entitled to be voted at the meeting.

The only persons known by the Company to beneficially own more than five percent of the Company's Common Stock as of the Record Date were Charlie Bass, the Chairman of the Company’s Board of Directors and Manatuck Hill Partners, LLC. Please see "Security Ownership of Certain Beneficial Owners and Management" for more information on these holdings.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the 2019 Annual Meeting and voting in person. If voting in person, confirmation of revocation or non-submission of your proxy should be obtained prior to the meeting from the organization where the proxy was originally filed.

VOTING AND SOLICITATION

Generally each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on by the stockholders. If, however, any stockholder at the 2019 Annual Meeting gives notice of his or her intention to cumulate votes with respect to the election of directors (Proposal One), then each stockholder may cumulate such stockholder's votes for the election of directors and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock that such stockholder is entitled to vote, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate votes. On all other matters, stockholders may not cumulate votes.

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This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, email or facsimile.

QUORUM; VOTE REQUIRED; ABSTENTIONS; BROKER NON-VOTES

The presence at the 2019 Annual Meeting, either in person or by proxy, of the holders of a majority of votes entitled to be cast with respect to the outstanding shares of Common Stock shall constitute a quorum for the transaction of business. Shares that are voted "FOR," "AGAINST," "WITHHOLD or “ABSTAIN” on a subject matter are treated as being present at the meeting for purpose of establishing a quorum entitled to vote on the matter. Broker non-votes will also be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

Proposal One.  Election of Directors. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director. If a quorum is present at the meeting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. As a result, any shares not voted “for” a particular nominee (whether as a result of “withhold” votes or broker non-votes) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes withheld from any nominee and broker non-votes are, however, counted for purposes of determining the presence or absence of a quorum.

Proposal Two. Executive Compensation Policies and Practices (“Say on Pay”). Approval of the executive compensation policies and practices of the Company as described in this Proxy Statement requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon. The vote is a non-binding advisory vote to be considered by management and the Board of Directors. You may vote “for,” “against” or “abstain” on this proposal. Abstentions represent shares present and entitled to vote and thus, will have the same effect as votes “against” this proposal.

Proposal Three. Advisory vote to determine the frequency of future votes on executive compensation policies and practices (“Say When on Pay”). Approval of the frequency of future votes on executive compensation policies and practices of the Company as described in this Proxy Statement requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon. The vote is a non-binding advisory vote to be considered by management and the Board of Directors. You may vote “for,” “against” or “abstain” on this proposal. Abstentions represent shares present and entitled to vote and thus, will have the same effect as votes “against” this proposal.

Proposal Four. 2004 Equity Incentive Plan Amendment. Approval of an amendment to the 2004 Equity Incentive Plan to provide for a one-time stock option exchange program requires the affirmative vote of a majority of the Votes Cast on the matter at the 2019 Annual Meeting. You may vote “for,” “against” or “abstain” on this proposal. Abstentions represent shares present and entitled to vote and thus, will have the same effect as votes “against” this proposal.

Proposal Five. Auditor Ratification. Approval of the ratification of the appointment of Sadler, Gibb & Associates, LLC, as the Company's independent registered public accountants for the fiscal year ending December 31, 2019, requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon. You may vote “for,” “against” or “abstain” on this proposal. Abstentions represent shares present and entitled to vote and thus, will have the same effect as votes “against” this proposal.

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DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS

The Company currently intends to hold its 2020 Annual Meeting of Stockholders in May 2020 and to mail proxy statements relating to such meeting in April 2020. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2020 Annual Meeting must be received by the Company no later than November 15, 2019, and must otherwise be in compliance with applicable laws and regulations, in order to be considered for inclusion in the Company's proxy statement and proxy card relating to that meeting. In addition, stockholders must comply with the procedural requirements in the Company's bylaws. Under the Company's bylaws, notice of any stockholder nomination to the board or proposal of business must be delivered to or mailed and received by the Secretary of the Company not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than one-hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting is mailed or such public disclosure is made. To be in proper form, a stockholder's notice to the Secretary shall set forth: (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed; (ii) representations that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, as applicable, that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or propose such business; (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and (v) if applicable, the consent of each nominee to serve as director of the Company if so elected. The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure. Stockholders can obtain a copy of the Company's bylaws from the Company upon request. The Company's bylaws are also on file with the Securities and Exchange Commission.

If a stockholder intends to submit a proposal at the 2020 Annual Meeting but does not wish to have it included in the proxy statement and proxy for that meeting, the stockholder must do so no later than January 24, 2020, or else the proxy holders will be allowed to use their discretionary authority to vote against the proposal when it is raised at the 2020 Annual Meeting.

The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the 2019 Annual Meeting that is not included in this Proxy Statement. The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal at the 2019 Annual Meeting.

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PROPOSAL ONE

ELECTION OF DIRECTORS

The proxy holders will vote to elect as directors the seven nominees named below, unless a proxy card is marked otherwise. The nominees consist of six current directors and one new director. If a person other than a management nominee is nominated at the 2019 Annual Meeting, the holders of the proxies may choose to cumulate their votes and allocate them among such nominees of management as the proxy holders shall determine in their discretion to elect as many nominees of management as possible. The seven candidates receiving the highest number of votes will be elected. In the event any nominee is unavailable for election, which is not currently anticipated, the proxy holders may vote in accordance with their judgment for the election of substitute nominees designated by the Board of Directors.

All seven directors will be elected for one-year terms expiring at the 2020 Annual Meeting of Stockholders, subject to the election and qualification of their successors or their earlier death, resignation or removal. The following table sets forth information concerning the nominees for director. Information on committee assignments reflects current assignments to be reviewed at the first meeting of the Board following election. Information on age is as of the record date of March 25, 2019.

Name of Nominee (4)	Age	Position(s) Currently Held With the Company	Director Since
Charlie Bass (1)(2)(3)	77	Chairman of the Board	1992
Kevin J. Mills	58	President, Chief Executive Officer and Director	2000
David W. Dunlap	76	VP Finance & Administration, CFO, Secretary and Director	2014
Nelson C. Chan (2)(3)	57	Director	2016
Brenton Earl MacDonald (1)(2)	52	Director	2016
Bill Parnell (1)(2)	63	Director	2017
Lynn Zhao	50	VP and Controller	New

____________________________

(1) Member of the Audit Committee.

(2) Member of the Nominating Committee.

(3) Member of the Compensation Committee.

(4) Committee assignments will be made at the first meeting of the Board following election.

Charlie Bass co-founded the Company in March 1992 and has been the Chairman of the Board of Directors from such time to the present. Dr. Bass served as the Company's Chief Executive Officer from April 1997 to March 2000. Dr. Bass has served as the Trustee of The Bass Trust since April 1988. Dr. Bass holds a Ph.D. in electrical engineering from the University of Hawaii.

Kevin J. Mills was appointed the Company's President and Chief Executive Officer and a director of the Company in March 2000. He served as the Company's Chief Operating Officer from September 1998 to March 2000. Mr. Mills joined the Company in September 1993 as Vice President of Operations and has also served as our Vice President of Engineering. Prior to joining the Company, Mr. Mills worked from September 1987 to August 1993 at Logitech, Inc., a computer peripherals company, serving most recently as its Director of Operations. He holds a B.E. in Electronic Engineering with honors from the University of Limerick, Ireland.

David W. Dunlap has served as the Company's Vice President of Finance and Administration, Secretary and Chief Financial Officer since February 1995 and as a director of the Company since May 2014. Mr. Dunlap previously served as Vice President of Finance and Administration and Chief Financial Officer at several public and private companies. He is a certified public accountant (inactive) and holds an M.B.A. and a B.A. in Business Administration from the University of California at Berkeley.

Nelson C. Chan has served as a director of the Company since October 2016. He served as the Chief Executive Officer of Magellan Corporation from 2006 to 2008, a leader in the consumer, survey, GPS and OEM GPS navigation and positioning markets. From 1992 through 2006 he served in various senior management positions with SanDisk Corporation, a global leader in flash memory cards, the most recent as Executive Vice President and General Manager, Consumer Business. From 1983 to 1992 Mr. Chan held marketing and engineering positions at Chips and Technologies, Signetics, and Delco Electronics. Mr. Chan serves as an independent director on several public companies, including Synaptics, a worldwide developer and supplier of custom-designed human interface solutions; Adesto Technologies, a developer of innovative, low-power memory solutions; and Decker Brands, a global leader in designing, marketing and distributing footwear, apparel and accessories. Mr. Chan also serves on the board of directors of several private companies. Within the past five years, Mr. Chan previously served on the boards of Outerwall Inc. – a provider of automated retail solutions, and Affymetrix – which developed, manufactured and sold products and services for genetic analysis to the life science research and clinical healthcare markets. Mr. Chan holds a Bachelor of Science degree in Electrical and Computer Engineering from the University of California, Santa Barbara and a Master’s degree in Business Administration from Santa Clara University, Santa Clara California.

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Brent MacDonald has been a director of the Company since June 2016. In February 2018, he joined Rising Tide, a private equity fund, as a partner. Mr. MacDonald served for over eleven years, through February 2018, with Hewlett Packard Enterprise and HP Inc. in an array of strategic planning and business management positions that focused on business growth. His most recent assignment was to lead the Internet of Things (IoT) marketing efforts for Hewlett Packard Enterprise (HPE) CMS division. Prior to Hewlett Packard, Mr. MacDonald spent six years in private equity financing at Newbury Ventures where his focus was on early stage global communication and IT companies throughout the world, and from 1997 to 2000 he worked for Alcatel-Lucent as a senior business analyst. Mr. MacDonald is a graduate of the London School of Economics (MSc) and Carleton University (MA).

Bill Parnell has been a director of the Company since June 2017. Mr. Parnell was President and CEO of Datalogic ADC from January 2012 thru July 2015 and President and CEO of its predecessors: 1) Datalogic Scanning from March 2006 through December 2011 (initially known as PSC, Inc. and later including the related operations of Datalogic) and 2) Datalogic Mobile from January 2011 thru December 2011. Datalogic is a supplier of Automatic Data Capture and Industrial Automation products for the retail, manufacturing, transportation and logistics and healthcare industries. Mr. Parnell holds an MBA from the University of Washington and a Bachelor of Science Degree in Physics from Utah State University.

Lynn Zhao is nominated to serve as a management director. She has served as the Company’s Controller since January 2015 and was appointed Vice President and Controller in September 2017. Ms. Zhao previously served as general accounting manager from December 2000 through January 2015. Ms. Zhao holds an MBA degree from San Jose State University and a Bachelor of Science degree in chemistry from Xiamen University in China.

BOARD MEETINGS AND COMMITTEES

The Board of Directors has determined that all of the nominees, except Mr. Mills, Mr. Dunlap and Ms. Zhao, satisfy the definition of "independent director," as established by Nasdaq listing standards. The Board of Directors has an Audit Committee, a Nominating Committee and a Compensation Committee. Each committee has adopted a written charter, all of which are available on the Company's web site at http://www.socketmobile.com/about-us/investor-relations/corporate-governance. The Board of Directors has also determined that each member of the Audit Committee, the Nominating Committee and the Compensation Committee satisfies the definition of "independent director," as established by Nasdaq listing standards.

The Board of Directors held a total of four regular meetings during fiscal 2018 and approved one action by unanimous written consent. The independent directors met separately without management or the management directors after each of the four regular Board meetings held during 2017. The Company strongly encourages members of the Board of Directors to attend all meetings, including meetings of committees on which they serve. No director attended fewer than 75 percent of the meetings of the Board of Directors and the Board committees on which he served.

The Audit Committee consists of Messrs. Bass (Chairman), Parnell and MacDonald. The members of the Audit Committee each qualify as "independent" under the standards established by the United States Securities and Exchange Commission for members of audit committees. The Audit Committee also includes one member, Dr. Bass, who has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with Securities and Exchange Commission rules. Stockholders should understand that this designation is a disclosure required by the Securities and Exchange Commission relating to Dr. Bass' experience and understanding with respect to certain accounting and auditing matters. This designation does not impose upon Dr. Bass any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or Board of Directors.

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The Audit Committee met with management and the independent accountants four times by telephone during the year ended December 31, 2018 to review quarterly and annual financial information and to discuss the results of quarterly review and annual audit procedures performed by the independent accountants before quarterly and annual financial reports were issued. The Audit Committee is responsible for appointing, compensating and overseeing actions taken by the Company's independent accountants, and reviews the Company's internal financial controls and financial statements. The Audit Committee also oversees management’s assessment and management of risks. Management and the independent accountants participated in all meetings of the Audit Committee. Portions of each Audit Committee meeting were held between the Audit Committee members and the independent accountants without the presence of management. The Committee reviewed the financial statements and the annual audit results, including the independent accountants’ assessment of the Company’s internal controls and procedures, and discussed with the independent accountants the matters denoted as required communications by Auditing Standard AS1301, Communications with Audit Committees. The meetings also included a discussion and review of auditor independence, the pre-approval of the independent accountants’ fees for 2018, and a recommendation to the Board of Directors to approve the issuance of the financial statements for the year ended December 31, 2018. The report of the Audit Committee for the year ended December 31, 2018 is included in this Proxy Statement. The Audit Committee Charter is available at http://www.socketmobile.com/about-us/investor-relations/corporate-governance on the Company’s website.

The Nominating Committee Chairman is Dr. Bass who works with the other independent directors as a committee of the whole to consider and recommend nominations for the Board of Directors and facilitate the self-assessment of Board performance by the independent directors. The independent directors discussed nominations at the first regular board meeting of the year and Dr. Bass followed up with each candidate. The role of the Nominating Committee is to determine that all nominated directors are willing and able to serve as a director for the ensuing year and recommend their nomination. In addition, the independent directors met four times during 2018 and once in January 2019 to date following their regular board meetings to consider matters relating to board governance, oversight and effectiveness. For 2018, the Nominating Committee will consider nominees recommended by security holders. Such nominations should be made in writing to the Company, attention Corporate Secretary, no later than November 15, 2019 in order to be considered for inclusion in next year’s proxy statement. The Nominating Committee Charter is available on the Corporate Governance section of the Company’s website at http://www.socketmobile.com/about-us/investor-relations/corporate-governance.

The Compensation Committee chairman is Mr. Chan assisted by Dr. Bass. The Committee held three meetings during fiscal year 2018. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company, approving stock option and other incentive award grants, approving the Company's incentive compensation and benefit plans, and providing oversight of all matters affecting compensation including overseeing management’s assessment and management of compensation-related risks. The report of the Compensation Committee for fiscal year 2018 is included in this Proxy Statement. The Compensation Committee Charter is available on the Corporate Governance section of the Company's website at
http://www.socketmobile.com/about-us/investor-relations/corporate-governance.

COMPENSATION OF DIRECTORS

Regular meetings of the Board of Directors are scheduled once per quarter. Directors who are not employees of the Company receive $6,000 per regular meeting of the Board of Directors that they attend. Outside directors are also entitled to participate in the Company's 2004 Equity Incentive Plan. Grants of options to directors are made annually as compensation for Board service, committee service and committee and Board leadership positions, generally at the time of annual election of the Board of Directors. Additional grants may be awarded in recognition of services beyond normal board duties. See “Director Compensation” for information regarding stock option grants awarded in 2018.

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VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

If a quorum is present at the Annual Meeting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE COMPANY'S NOMINEES FOR DIRECTORS.

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PROPOSAL TWO

APPROVAL OF EXECUTIVE COMPENSATION POLICIES AND PRACTICES

(“SAY-ON-PAY”)

Each year our stockholders have the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. As described in “Compensation Discussion and Analysis” and elsewhere in this proxy statement, we seek to closely align the interests of our executive officers with the interests of our stockholders and to attract, motivate and retain our named executive officers who are critical to our success. Our Compensation Committee regularly reviews named executive officer compensation to ensure such compensation is consistent with our goals.

The base salaries paid to our named executive officers are compared to other similar smaller technology public companies set forth in a regional compensation survey. Base salaries for executives are generally targeted between the median and 75th percentile of compensation levels for equivalent positions in smaller public technology companies operating in the Company’s geographic region but may be set to higher or lower levels to recognize a particular executive’s role, responsibilities, skills, experience and performance.

Variable performance-based incentive awards for our named executive officers are intended to motivate and reward executives to meet or exceed financial performance goals of revenue attainment and operating profitability measured both quarterly and annually based on actual financial results for revenue and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), a common measure of operating performance, compared to financial targets set at the beginning of each year.

Long term incentive awards for our named executive officers consist of stock option grants that are granted at the fair market value on the date of grant and vest over a period of time, typically 4 years, through the stockholder-approved 2004 Equity Incentive Plan. The goal is to align the financial interests of the named executive officers with those of stockholders by providing significant incentives to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of each award based on the individual’s level of responsibility, recent performance, his or her potential for future responsibility and promotion, the number of unvested options held by the individual at the time of the new grant, and the size of the available stock award pool.

The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers, who are collectively referred to as our “named executive officers,” which is disclosed elsewhere in this proxy statement. The vote is advisory, which means that it is not binding on the Board of Directors, the Compensation Committee or the Company in any way. However, the Compensation Committee will review the outcome of the vote and take it into consideration when considering future executive compensation policies and decisions.

We ask our stockholders to vote “FOR” the following resolution at the 2019 Annual Meeting: RESOLVED, that the stockholders of Socket Mobile, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2018, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2019 Annual Meeting of Stockholders.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

Approval of the executive compensation policies and practices of the Company as described in this Proxy Statement requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE FOREGOING RESOLUTION.

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PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

(“SAY-WHEN-ON-PAY”)

Stockholders may indicate whether they would prefer that we conduct future say-on-pay votes once every one, two, or three years. Stockholders may also abstain from casting a vote on this proposal.

The Board of Directors has determined that an annual advisory vote on executive compensation will permit our stockholders to provide direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the Company’s proxy statement, which is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

The proxy card provides stockholders with the opportunity to choose among four options: holding the vote every one; two; or three years; or abstain from voting. Therefore, the shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors, or the Compensation Committee of the Board of Directors. The Board of Directors and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future say-on-pay votes, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold future say-on-pay vote more or less frequently than the frequency receiving the most votes cast by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE OPTION OF AN ANNUAL VOTE AS THE PREFERRED FREQUENCY FOR FUTURE SAY-ON-PAY VOTES.

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PROPOSAL FOUR

APPROVAL OF AN AMENDMENT TO THE 2004 EQUITY INCENTIVE PLAN TO ALLOW STOCK OPTION EXCHANGE PROGRAM

Introduction

On March 20, 2019 our Board of Directors determined that it is in the best interests of the Company and its stockholders to obtain authority from our stockholders to undertake a one-time stock option exchange program so that we can continue to achieve the Company’s equity compensation goals. Options eligible for the exchange program consist of outstanding options granted under our 2004 Equity Incentive Plan (the “2004 Incentive Plan”) on (x) April 29, 2010, (y) June 1, 2010 or (z) July 1, 2010 (collectively, the “eligible options”). Such an exchange program will necessitate an amendment to the 2004 Incentive Plan.

EXCHANGE PROGRAM

If this proposal is approved by the stockholders, we intend to offer the exchange program to all employees, executive officers, directors and consultants of the Company based in U.S. locations who are employed by, or providing services to, us throughout the duration of the exchange program (the employees, executive officers, directors and consultants eligible for the exchange are referred to herein as “eligible participants” or “service providers”) and who hold eligible options.

Our Board of Directors may commence the exchange program within 120 days of the date this proposal is approved by the stockholders. Within this timeframe, the actual start date will be determined at the discretion of the Board. Even if stockholders approve the proposal, however, the Board may later determine not to implement the exchange program. If the exchange program does not commence within 120 days of stockholder approval, the Company will consider any exchange program commenced thereafter to be a new one, requiring new stockholder approval under the 2004 Incentive Plan.

CHANGES BEING MADE TO THE 2004 INCENTIVE PLAN

The amendment to the 2004 Incentive Plan permits the Company to commence a one-time stock option exchange to allow our eligible employees, executive officers, directors and consultants to surrender certain outstanding stock options that are approaching the expiration of their maximum 10-year term and which also currently are “underwater” (meaning the exercise prices of such options are greater than our current stock price) in exchange for new options to purchase the same number of shares of our Common Stock granted under the 2004 Incentive Plan, but with a new 10-year term, a new, 4-year vesting schedule, a per share exercise price equal to the fair market value of our Common Stock on the new date of grant and which, once vested, would remain exercisable for the full term of the option unless terminated earlier under the dissolution, liquidation or change in control provisions of the 2004 Incentive Plan. Our Board of Directors believes that this program will be beneficial to stockholders by minimizing the risk of unnatural fluctuations in our stock price from the high volume trading that could result if these eligible option holders rush to exercise before the option expiration dates and then sell some or all of the purchased shares in the market in a short window. In addition, our Board of Directors believes that this program will enhance long term stockholder value by restoring meaningful retention and incentive benefits associated with these awards.

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Reasons for implementing an exchange program

Equity awards have been, and continue to be, a key part of our incentive compensation and retention programs and are designed to motivate and reward our service providers’ efforts. We believe that to develop and market competitive products, we need to maintain competitive compensation and incentive programs.

The eligible options, which are held by long-term, valued employees, are nearing the end of their term As of March 25, 2019, these options currently are “underwater.” The closing price of a share of our common stock on March 25, 2019 was $1.96. The per share exercise prices of the eligible options range from $2.74 to $3.16.

Importantly, if optionees otherwise want to exercise before the options expire, whether because options do have value before they expire (that is, they come back “in-the-money”) or otherwise, it raises a significant concern that the exercise of these options and subsequent sale of even a relatively small portion of the purchased shares could cause unnatural fluctuations in our stock price, due to the high volume of shares that likely would be sold into the market as a result.

Offering to exchange the eligible options for new options with a new 10-year term, a new, 4-year vesting schedule and the ability to exercise vested options through the expiration of the new term will relieve the pressure to exercise the eligible options before they expire. In fact, due to the new, 4-year vesting schedule, the exercise of new options granted in exchange would necessarily be spread out over at least 4 years. This would remove the pressure that a flood of exercises before a 2020 expiration could cause on our stock price and float.

In addition, whether the eligible options are exercised or expire by their terms, they will no longer provide the strong retention and incentive benefits we need from our equity compensation program. Additionally, the eligible options are currently “underwater,” which adds to our concerns regarding their impact on retention and incentives. As a result, to the extent that the eligible options expire before benefits can be realized, or that unusually high trading activity depresses returns on the exercise of these options and/or the sale of the shares purchased under the options, we believe there is high risk that the objectives of equity program to retain and motivate service providers and aligning their interests with those of our stockholders will not be achieved. The Company needs to retain and motivate its employees, and reinvigorating the retention and incentive value of these options through this exchange program is a key step toward that.

We believe that the proposed exchange program is in the best interests of our stockholders and our employees. We believe the exchange program is an important component in our strategy to align the interests of our service providers and stockholders because it will permit us to:

• Minimizes Risk of Destabilization of Our Stock Price As a Result of High Volume Option-Related Sales. If the eligible options become “in-the-money” (meaning our stock price is greater than the exercise price of the options) before they expire in 2020, then the eligible option holders likely would be put in the position of having to exercise their eligible options in order to avoid allowing those options to expire without any benefit to them. The Company’s trading volume has historically tended to be fairly low. The average daily trading volume in our stock over the last thirty trading days ending on March 25, 2019 was 11,731 shares. There are a total of 384,064 shares subject to outstanding and unexercised eligible options as of that same date. As a result, if even a small portion of these options were exercised and the shares sold, it could introduce unusually high trading volume in our stock, causing destabilization and unnatural fluctuations in our stock price. Providing new options that are subject to a 4-year vesting schedule, a new 10-year term and the ability to exercise vested options through the expiration of the new term effectively spreads out the exercise period for the options, ameliorating these risks. In fact, due to the new, 4-year vesting schedule, the exercise of new options granted in exchange would necessarily be spread out over at least 4 years. Spreading out the exercise period for these options, along with reinvigorating the retention and incentive value of the options to our employees, is the primary purpose of the exchange program.

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• Provide effective incentives for the service providers who participate in the exchange program. By issuing eligible participants new stock options which may have lower exercise prices and that are subject to a new vesting period, it encourages them to remain with us and to work to increase stockholder value. Providing effective incentives to our service providers is a key purpose of the exchange program, and we believe the exchange program will enable us to enhance long-term stockholder value by aligning the interests of our service providers more fully with the interests of our stockholders.

• Reduce the pressure to grant additional or alternative equity awards to achieve the goals that our equity incentive program is intended to accomplish. If we are unable to conduct a program in which the expiring eligible options with low incentive values may be exchanged for new higher incentive value options, we may be compelled to grant alternative equity awards such as additional options or restricted stock awards to our service providers at current market prices in order to provide them with renewed incentive value. Any such additional grants would increase our overhang as well as our compensation expense. The exchange program as proposed, on the other hand, is a one-for-one exchange that accomplishes the retention and alignment goals of our equity incentive program without increasing the number of stock option grants outstanding.

AlternativeS considered

In considering how best to continue to motivate, retain and reward our service providers who have options that are underwater, we evaluated several alternatives, including the following:

• Allowing the Options to Expire if Not Exercised and Granting New Equity Awards at That Time. We considered doing nothing at this time, which would allow the eligible options to simply continue under their current terms. After the expiration of those options, we would consider granting new stock options or other equity awards. However, this approach would leave the Company more vulnerable to the risks enumerated above. That is, if the eligible options came back “in-the-money” before expiration, some or all likely would be exercised, causing the potential impact on our trading volume and stock price noted above.

• Granting Additional Equity Awards. We also considered granting service providers additional or alternative equity awards at current market prices. We determined, however, that granting additional stock options was not feasible. Most of the shares that had been available for issuance under our 2004 Incentive Plan have been used for equity award grants to our employees, and the remainder needs to be better reserved and ultimately used for retention and incentive purposes unrelated to expiring awards. In order to comfortably obtain sufficient shares under the 2004 Incentive Plan to grant new awards while leaving the eligible options outstanding, we would have to seek stockholder approval of a significant increase to the 2004 Incentive Plan share reserve or implement a new equity plan. We determined that doing so at this time and for this purpose was not in the best interests of our stockholders, as this would substantially increase our total equity award overhang, and the potential dilution to our stockholders.  Instead, under the proposed exchange offer, the eligible options are cancelled and return to the 2004 Incentive Plan to be used for the new options granted in replacement, thus keeping our total equity award overhang and potential dilution neutral.

After considering the relative merits of these and other alternatives, we determined that a program under which service providers could exchange eligible options for new options to purchase the same number of shares of Common Stock was most attractive for the reasons described above under the section titled “Reasons for Implementing an Exchange Program.”

Implementation and mechanics of the exchange program

On March 20, 2019, our Board of Directors determined that it is in the best interests of the Company and its stockholders to obtain authority from our stockholders to permit the one-time stock option exchange program for outstanding options granted under the 2004 Incentive Plan on (x) April 29, 2010, (y) June 1, 2010 or (z) July 1, 2010 (collectively, the “eligible options”). The Company has not implemented the exchange program and will not do so unless our stockholders approve this proposal. If approved by stockholders, the exchange program must begin within 120 days of the date of stockholder approval. Within this timeframe, the actual start date will be determined at the discretion of our Board of Directors. However, even if stockholders approve the proposal, the Company may later determine not to implement the exchange program. If the exchange program does not commence within 120 days of stockholder approval, the Company will consider any exchange program implemented thereafter to be a new one, requiring new stockholder approval, with respect to options granted under the 2004 Incentive Plan.

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If our stockholders do not approve the exchange program, eligible options will remain outstanding and in effect in accordance with their existing terms.

Upon the commencement of the exchange program, eligible participants holding eligible options will receive a written offer that will set forth the precise terms and timing of the exchange program. Eligible participants will be given at least 20 business days to elect to surrender their eligible options in exchange for new option awards. Promptly following the completion of this election period, the surrendered eligible options will be cancelled and new options will be granted in exchange (with the date of grant of the new options referred to as the “Exchange Date”).

At the start of the exchange program, we will file the documents setting forth the exchange offer with the SEC as part of a tender offer statement on Schedule TO. Eligible participants, as well as stockholders and members of the public, will be able to obtain a copy of the exchange offer and other documents filed by us with the SEC free of charge from the SEC’s website at www.sec.gov.

 Eligible options

Eligible options will include all of our outstanding options granted under the 2004 Incentive Plan on (x) April 29, 2010, (y) June 1, 2010 or (z) July 1, 2010. As of March 25, 2019, options to purchase 384,064 shares of our Common Stock would be eligible for exchange under the exchange program.

Eligible participants

The exchange program will be open to all employees, executive officers, directors and consultants of the Company in our U.S. locations who are employed by, or providing services, to us at the commencement of the exchange program and who remain service providers with us through the date the new options are granted under the exchange program, if they hold eligible options. Any service provider holding eligible options who elects to participate in the exchange program but whose service with us terminates for any reason prior to the grant of the new options will retain his or her eligible options subject to their existing terms but will be excluded from participation in the exchange program.

Interests of officers and directors in the exchange program

The Company’s Chief Executive Officer, Chief Financial Officer, three other most highly compensated executive officers and directors, to the extent they elect to participate in the exchange program, will receive new options to purchase the same number of shares that would have been issued upon the full exercise of their exchanged eligible options.  As of March 28, 2019, each such executive officer and director was entitled to exchange options for the following number of shares of Common Stock:

Executive Officers/Directors	Shares Subject to Options
Kevin J. Mills, President, CEO & Director	98,700
David W. Dunlap, CFO	62,000
Leonard L. Ott, EVP Engineering and Chief Technical Officer	43,450
Lee A. Baillif, VP of Operations	41,200
Lynn Zhao, VP & Controller	14,660
Charlie Bass, Director and Chairman	50,250

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Exchange ratios

The exchange program is a one-for-one exchange. Eligible participants who participate in the exchange program will receive new options to purchase the same number of shares that would have been issued upon the full exercise of their exchanged eligible options.

The following table summarizes information regarding the eligible options (as of March 25, 2019) that may be surrendered and the new options that would be granted in exchange:

Date of Grant	Exercise Price Per Share of Eligible Options	Number of Shares Underlying Eligible Options	Expiration Date of Eligible Options	Maximum Number of Shares Under New Options That May Be Granted
April 29, 2010	$3.16	10,000	April 29, 2020	10,000
June 1, 2010	$2.74	40,500	June 1, 2020	40,500
July 1, 2010	$3.04	333,564	July 1, 2020	333,564
	Total	384,064		384,064

The exchange program is a one-for-one exchange. Under the proposed exchange offer, eligible options cancelled in the exchange program return to the 2004 Incentive Plan, and will match the number of shares to be granted as new options granted in replacement, thus leaving the total number of shares available for future (non-exchange program-related) issuance under the 2004 Incentive Plan the same. As of March 25, 2019, there are options to purchase 2,459,934 shares of Common Stock and 116,050 shares of restricted stock outstanding under the 2004 Incentive Plan, and there are 150,167 shares remaining available for future grants under the 2004 Incentive Plan. Options exchanged would have a new term of 10 years, a new 4-year vesting period from the Exchange Date(1/48th of the shares subject to each new option would be scheduled to vest monthly, subject to continued service with us), an exercise price equal to the closing market price of the Company’s Common Stock on the Exchange Date and which, once vested, would remain exercisable for the full term of the option unless terminated earlier under the dissolution, liquidation or change in control provisions of the 2004 Incentive Plan.

Participation in the exchange program

Eligible participants will not be required to participate in the exchange program. Participation in the exchange program is voluntary. Eligible participants will have an election period of at least 20 business days from the start of the exchange program during which to determine whether they wish to participate.

Eligible participants may decide whether to participate in the exchange program on a grant-by-grant basis. This means that participants may elect to tender any or all of their eligible option grants. Eligible participants will not, however, be permitted to tender only a portion of an option.

Since the decision whether to participate in the exchange program is voluntary, we are not able to predict which or how many service providers will elect to participate, how many eligible options will be surrendered for exchange, and therefore how many new options may be issued. As of March 25, 2019, 20 employees, executive officers, directors and consultants were eligible to participate in the exchange program.

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Vesting of new options

The new options granted in the exchange program will be unvested as of their grant date and will have a new vesting schedule. Unless our Board of Directors adopts another vesting schedule prior to the date eligible options are exchanged for new options, the each new option grant would be scheduled to vest as to 1/48th of the total number of shares subject to the option each month following the date of grant, so that the option is fully vested 4 years from the date of grant, subject to the eligible participant’s continued service with us through each relevant vesting date. This is the vesting schedule the Company typically applies to its annual refresh stock option grants.

Terms and conditions of the new options

New options issued in the exchange program will be granted under our 2004 Incentive Plan and will be subject to an option agreement between the Company and the option recipient. The per share exercise price of the new options will be equal to the closing sales price of our Common Stock as quoted on the Nasdaq Capital Market on the date of grant; this price may be higher, lower or the same as the per share exercise price of the eligible options they replace. Each option represents the right to purchase shares of our Common Stock during a prescribed period of time and as the option vests. Stock options granted pursuant to the exchange program for employees will be granted as incentive stock options for tax purposes to the maximum extent permitted by law. Stock options granted pursuant to the exchange program for directors and consultants will be granted as nonstatutory stock options for tax purposes. All new options issued in exchange will have a term of 10 years from the date of grant. Once vested, the new options will remain exercisable for the full 10-year term of the option unless terminated earlier under the dissolution, liquidation or change in control provisions of the 2004 Incentive Plan, which is consistent with the typical provisions of Company stock options held by employees who have remained with the Company for at least 10 years. Other than the exercise price, vesting schedule and ability to exercise vested options for the full option term, the other terms and conditions of the new options issued in the exchange program will be substantially the same as those that applied previously to the eligible options that are exchanged in the program (the “exchanged options”).

Surrendered stock options

The shares subject to exchanged options granted under the 2004 Incentive Plan will return to the 2004 Incentive Plan pool, where they would be eligible for future awards under the 2004 Incentive Plan.

Eligible options that are not surrendered will not be affected and will remain outstanding according to their original terms.

Potential modifications to the terms of the exchange program

While the terms of the exchange program are expected to be materially similar to the terms described in this proposal, we may find it necessary or appropriate to change its terms to take into account, among other things, our administrative needs, legal requirements, accounting rules, and Company policy decisions that make it appropriate to change the exchange program. It is also possible that certain terms of the exchange program may need to be modified for tax, accounting or administrative reasons.

Additionally, we may decide not to implement the exchange program even if stockholder approval is obtained or we may amend or terminate the exchange program once it is in progress. Although we do not anticipate that the staff of the SEC will require us to materially modify the terms of the exchange program, it is also possible that we may need to alter the terms of the exchange program to comply with comments from the staff. The final terms of the exchange program will be described in an exchange offer document that will be filed with the SEC.

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U.S. Federal income tax consequences

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the exchange program. A more detailed summary of the applicable tax considerations to participants will be provided in the exchange program documents. The law and regulations themselves are subject to change, and the Internal Revenue Service is not precluded from adopting a contrary position. The exchange of eligible options for new options should be treated as a non-taxable exchange, and neither we nor any of our service providers should recognize any income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of new options. The foregoing is only a summary of the tax effect of U.S. federal income taxation upon participants of the exchange program and the Company with respect to the surrender of eligible options and grant of new options under the exchange program. It does not purport to be complete, and does not discuss the tax consequences of a service provider’s death or the provisions of the income tax laws of any municipality or state in which the service provider may reside.

Accounting treatment of new equity awards

On January 1, 2006, we adopted the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly FASB Statement 123R), on accounting for share-based payments. Under ASC Topic 718, we expect to recognize incremental compensation expense resulting from the new options granted in the exchange program. The incremental compensation expenses will be measured as the excess, if any, of the fair value of the new options granted to participants in exchange for surrendered eligible options, measured as of the date the new options are granted, over the fair value of the options surrendered in exchange for the new awards, measured immediately prior to the exchange.

In the event that any of the new options are forfeited prior to their vesting due to termination of employment or service, the compensation expense for the forfeited options will not be recognized. With respect to participants who terminate after satisfying the new vesting schedule of their new options, the compensation expense that the Company will recognize for their forfeited options is limited to the incremental expense (if any) associated with the new option and not the expense of the option surrendered in the exchange program.

 Effect on the Company’s stockholders

We are unable to predict the precise impact of the exchange program on our stockholders because we are unable to predict how many or which eligible participants will exchange their eligible options. Nonetheless, the exchange program is generally intended to ameliorate the potential effect on our the trading volume and share price of our stock that could result from the high volume of shares that could be sold into the market in connection with the exercise of eligible options before their expiration in 2020. The exchange program also is intended to restore competitive and appropriate equity incentives for our service providers and recapture value for compensation expense already being incurred.

Summary of the 2004 Equity Incentive Plan

The following is a summary of the principal features of the 2004 Incentive Plan and its operation. The summary is qualified in its entirety by reference to the 2004 Incentive Plan, a copy of which is set forth in Appendix A. The 2004 Incentive Plan also is available in its entirety in the proxy materials located at the Stockholder Meeting Info page on the Company’s website at
http://www.socketmobile.com/2019-proxy-materials.

The 2004 Incentive Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) restricted stock, (iii) stock appreciation rights and (iv) performance units and performance shares. Each of these is referred to individually as an “Award.” As of March 15, 2019, approximately 58 of our employees, executive officers, directors and consultants are eligible to participate in the 2004 Incentive Plan, plus 11 former service providers with outstanding awards that may be exercised in accordance with their terms, but who are not eligible for future awards under the 2004 Incentive Plan at this time.

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Number of Shares of Common Stock Available Under the 2004 Incentive Plan. The maximum aggregate number of shares that may be awarded and sold under the 2004 Incentive Plan is equal to the sum of (i) the 599,774 that became available under the 2004 Incentive Plan from (x) shares which were reserved but not issued under the Company’s 1995 Stock Plan, as amended and restated (the “1995 Plan”) as of the date of stockholder approval of the 2004 Incentive Plan, and (y) shares that returned to the 1995 Plan as a result of termination of options or repurchase of shares issued under the 1995 Plan after the approval of the 2004 Incentive Plan, and (ii) an annual increase to be added on the first day of the Company’s fiscal year beginning in 2005, equal to the least of (A) 400,000 shares, (B) 4% of the outstanding shares on such date or (C) a lesser amount determined by the Board of Directors. As of March 25, 2019, 2,575,984 shares have been granted as options plus 116,050 shares granted as restricted stock grants for a total of 2,692,034 shares outstanding under the 2004 Incentive Plan and 150,167 shares that remain available for future Award grants under the 2004 Incentive Plan.

If an Award expires or becomes unexercisable without having been exercised in full (including, for the avoidance of doubt, any shares that are surrendered pursuant to the contemplated exchange program or any other exchange program), the unpurchased shares which were subject thereto will become available for future grant or sale under the 2004 Incentive Plan (unless the 2004 Incentive Plan itself has terminated); provided, however, that shares that have actually been issued under the 2004 Incentive Plan, whether or not upon exercise of an Award, will not be returned to the 2004 Incentive Plan and will not become available for future distribution under the 2004 Incentive Plan, except that if unvested shares are forfeited or repurchased by the Company, such shares will become available for future grant under the 2004 Incentive Plan.

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock occurs, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Incentive Plan, will adjust the number and class of shares that may be delivered under the Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the specified per-person limits on Awards described below.

Option Exchanges. The 2004 Incentive Plan prohibits the implementation of a stock option exchange program without stockholder approval. If this proposal is approved by stockholders, the 2004 Incentive Plan will be amended to permit a one-time stock option exchange program that will allow eligible participants to surrender certain outstanding underwater stock options in exchange for new options for the same number of shares granted under the 2004 Incentive Plan, as described above. The exchange program must begin within 120 days of the date this amendment to the 2004 Incentive Plan is approved by stockholders. Within this timeframe, the actual start date will be determined at the discretion of our Board of Directors. If the exchange program does not commence within 120 days of stockholder approval, the Company will consider any exchange program implemented thereafter to be a new one, requiring new stockholder approval.

Administration of the 2004 Incentive Plan. The Compensation Committee of our Board of Directors, or the Board of Directors itself (referred to as the “Administrator”), administers the 2004 Incentive Plan. In the case of transactions, including grants to certain officers and key employees of the Company, intended to qualify, as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. .

Subject to the terms of the 2004 Incentive Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the 2004 Incentive Plan), and to interpret the provisions of the 2004 Incentive Plan and outstanding Awards.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the 2004 Incentive Plan. Only employees may receive incentive stock options. The Administrator determines the number of shares subject to each option, although the 2004 Incentive Plan provides that a participant may not receive options and/or stock appreciation rights for more than 750,000 shares in any fiscal year, except in connection with his or her initial employment with the Company, in which case he or she may be granted an option and/or stock appreciation right covering up to an additional 1,250,000 shares.

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The Administrator determines the exercise price of options granted under the 2004 Incentive Plan, provided the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an incentive stock option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our Common Stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 250,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 500,000 shares of restricted stock in connection with his or her initial employment with the Company. No restricted stock awards have been made.

Stock Appreciation Rights. The Administrator is able to grant stock appreciation rights, which are rights to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash, shares of Common Stock, or a combination thereof. The Administrator, subject to the terms of the 2004 Incentive Plan, has complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2004 Incentive Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant, except that the exercise price of a tandem or affiliated stock appreciation right will equal the exercise price of the related option. No participant will be granted stock appreciation rights and/or options covering more than 750,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights and/or options covering up to an additional 1,250,000 shares in connection with his or her initial employment with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for the same period of time as applies to stock options. No stock appreciation rights awards have been made.

Performance Units and Performance Shares. The Administrator is able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 250,000 performance shares and no participant will receive performance units having an initial value greater than $1,000,000, except that a participant may be granted performance shares covering up to an additional 500,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our Common Stock on the grant date. No awards of performance units or performance shares have been made.

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Performance Objectives. Awards and other incentives granted under the 2004 Incentive Plan may be made subject to the attainment of performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion. This includes but is not limited to performance goals relating to one or more business criteria that provide for a targeted level or levels of achievement with respect to such criteria, including: cash position, earnings per share, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, revenue, and total shareholder return. The performance goals may differ from participant to participant and from Award to Award. No performance goal Awards have been made.

Transferability of Awards. Awards granted under the 2004 Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event of a change in control of the Company, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to Awards granted to non-employee directors that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director of the Company or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant, then the participant will fully vest in and have the right to exercise options and/or stock appreciation rights as to all of the shares subject thereto, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Amendment and Termination of the 2004 Incentive Plan. The Administrator has the authority to amend, alter, suspend or terminate the 2004 Incentive Plan, except that stockholder approval is required for any amendment to the 2004 Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2004 Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator, which agreement must be in writing and signed by the participant and the Company. The 2004 Incentive Plan will terminate on April 23, 2024, unless the Board of Directors terminates it earlier.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2004 Incentive Plan. Tax consequences for any particular individual may be different.

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Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Optionees who dispose of their shares more than 2 years following the date the option was granted and more than 1 year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within 2 years after the date of grant or within 1 year after the date of exercise (a “disqualifying disposition”), the optionee will recognize ordinary income at time of the disposition generally equal to (x) the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) (or the sale price, if less) minus (y) the option exercise price. Any gain in excess of that amount will be a capital gain. If a loss is recognized on the disposition, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax that is payable if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to forfeiture or repurchase upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

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Performance Units and Performance Shares. A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of stock upon settlement of the Award, the participant generally will be taxed in the same manner as described above under “Restricted Stock Awards,” although no elections under Section 83(b) of the Code may be made with respect to performance units or performance shares. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2004 Incentive Plan with a deferral feature are subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the 2004 Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance.

Medicare Surtax. Beginning in 2013, a participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2004 INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

The number of awards that an employee, director or consultant may receive under the 2004 Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The Board of Directors has designated the Compensation Committee to serve as Administrator except for the award of director grants which are made by the Board as a whole.

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The following table sets forth (i) the aggregate number of shares subject to options granted under the 2004 Incentive Plan during the fiscal year ended December 31, 2018, and (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Weighted Average Per Share Exercise Price of Options
Kevin J. Mills, President and CEO and Director	17,500	$2.93
David W. Dunlap, Chief Financial Officer	4,000	$2.93
Leonard L. Ott, EVP Engineering and Chief	13,500	$2.93
Lee A. Baillif, VP of Operations	12,000	$2.93
Lynn Zhao, VP & Controller	10,000	$2.93
All executive officers, as a group	71,500	$2.93
All directors who are not executive officers, as a group	32,000	$2.52
All employees who are not executive officers, as a group	177,800	$2.88

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the one-time stock option exchange program, including the necessary amendment to the 2004 Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2004 EQUITY INCENTIVE PLAN TO PROVIDE FOR A ONE-TIME STOCK OPTION EXCHANGE PROGRAM.

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PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Sadler, Gibb & Associates, LLC, independent registered public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2019 and recommends that stockholders vote for ratification of such appointment.

Sadler, Gibb & Associates, LLC performed the audit of the financial statements of the Company for the fiscal years ended December 31, 2018 and for the six previous years. Representatives of Sadler, Gibb & Associates, LLC are expected to be available at the 2019 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS DURING FISCAL YEARS 2018 AND 2017

Audit Fees:

Audit fees billed to the Company by Sadler, Gibb & Associates, LLC for their audit of the Company’s 2018 and 2017 fiscal year financial statements totaled $80,000 in both years. Quarterly reviews of the Company's quarterly financial statements were $15,000 for fiscal 2018 and $12,000 for fiscal 2017. The Company was not deemed an accelerated filer for fiscal years 2018 and 2017, and an audit of the Company's internal controls at December 31, 2018 and 2017 was not required.

Audit-Related Fees:

Audit-related fees billed to the Company by Sadler Gibb & Associates, LLC during the Company's 2018 and 2017 fiscal year totaled $zero and $3,000, respectively. Audit-related services in 2017 were to provide a consent for the Company to incorporate the auditor’s opinion on the prior year financial statements in a Form S-3 and a Form S-8 registration statement in 2017.

Tax Fees:

Fees billed to the Company by Sadler, Gibb & Associates, LLC for tax services during the Company’s 2018 and 2017 fiscal years were $5,850 and $5,750, respectively. Tax fees are for preparation of the annual Federal and State tax returns for the previous year.

All Other Fees:

There were no other fees billed to the Company during the Company's 2018 and 2017 fiscal years.

Approval Procedures:

The Audit Committee's policy is to pre-approve all audit and other permissible services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval process and the fees for the services performed through such date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All services performed by the independent accountants in fiscal 2018 and 2017 were preapproved by the Audit Committee. The Audit Committee has considered whether the provision of the services described in this section is compatible with maintaining the independence of the Audit Firm and determined that it is.

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VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

Ratification of the appointment of Sadler, Gibb & Associates, LLC as the Company's independent registered public accountants for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon to be approved.

Stockholder ratification of the appointment of Sadler, Gibb & Associates, LLC as the Company's independent registered public accountants is not required by the Company's bylaws or other applicable legal requirement. However, the Audit Committee is submitting the appointment of Sadler, Gibb & Associates, LLC to the stockholders for ratification as a matter of common corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SADLER, GIBB & ASSOCIATES, LLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Company's Common Stock, including on an as-exercised basis, options and warrants exercisable within 60 days of the Record Date, and on an as-converted basis convertible notes convertible within 60 days of the Record Date, as to (i) each person known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group. Except as set forth below, the address of record for each of the individuals listed in this table is: c/o Socket Mobile, Inc., 39700 Eureka Drive, Newark, California 94560.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned (2)
5% Stockholders
Manatuck Hill Partners, LLC (3)	306,430	5.1%
Directors and Executive Officers
Charlie Bass (4)	1,328,484	21.3%
Kevin J. Mills (5)	361,832	5.8%
Lee A. Baillif (6)	175,754	2.9%
David W. Dunlap (7)	139,213	2.3%
Leonard L. Ott (8)	131,564	2.1%
Lynn Zhao (9)	63,151	1.0%
Nelson C. Chan (9)	18,667	*
Brenton Earl MacDonald (9)	17,208	*
Bill Parnell (9)	10,208	*
All Directors and Executive Officers as a group (9 persons) (10)	2,246,081	32.1%

*Less than 1%

_____________________

(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
(2)	Percentage ownership is based on 5,999,159 shares of Common Stock outstanding, each of which is entitled to one vote, on the Record Date of March 25, 2019 and any shares issuable pursuant to securities exercisable for shares of Common Stock by the person or group in question as of the Record Date and within 60 days thereafter.

(3)	Shares held by Manatuck Hill Partners, LLC, 1465 Post Rd E Ste 2, Westport, CT 06880.

(4)	Includes 240,333 shares of Common Stock subject to options exercisable within 60 days of March 25, 2019.

(5)	Includes 242,941 shares of Common Stock subject to options exercisable within 60 days of March 25, 2019.

(6)	Includes 145,987 shares of Common Stock subject to options exercisable within 60 days of March 25, 2019.

(7)	Includes 130,697 shares of Common Stock subject to options exercisable within 60 days of March 25, 2019.

(8)	Includes 130,124 shares of Common Stock subject to options exercisable within 60 days of March 25, 2019.

(9)Consists of shares of Common Stock subject to options exercisable within 60 days of March 25, 2019.

(10)	Includes 999,316 shares of Common Stock subject to options exercisable within 60 days of March 25, 2019.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them. Based solely on review of this information, the Company believes that during fiscal 2018 all of its executive officers and directors complied with their Section 16(a) filing requirements.

MANAGEMENT

The named executive officers of the Company are as follows:

Name of Officer	Age	Position with the Company
Kevin J. Mills	58	President and Chief Executive Officer and Director
David W. Dunlap	76	Vice President of Finance and Administration, Chief Financial Officer, Secretary and Director
Leonard L. Ott	59	Executive Vice President of Engineering and CTO
Lee A. Baillif	58	Vice President of Operations, Quality Systems and Customer Experience
Lynn Zhao	50	Vice President & Controller, Director nominee

For information regarding Kevin J. Mills, David W. Dunlap and Lynn Zhao, please see "Proposal One - Election of Directors" above.

Leonard L. Ott was promoted in January 2019 to Executive Vice President and Chief Technical Officer including technical marketing. He served as the Company's Vice President and Chief Technical Officer since October 2000 and Vice President of Engineering and Chief Technical Officer from October 2013 to January 2019. Mr. Ott worked as an engineering consultant to the Company from November 1993 to March 1994 and joined the Company in March 1994, serving in increasingly responsible engineering positions. Mr. Ott holds a B.A. degree in Computer Science from the University of California at Berkeley.

Lee A. Baillif served as the Company’s Vice President of Operations from January 2015 to January 2019. In January 2019 his duties and role changed to Vice President Customer Experience and Quality Systems. He previously served as Controller commencing January 1, 1999 and was promoted to Vice President and Controller on January 24, 2007. Prior to his appointment as Controller, Mr. Baillif was a member of the accounting staff from September 1994. Mr. Baillif holds a B.S. degree in Business and Finance from San Francisco State University.

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DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

The following tables set forth the annual compensation paid to or accrued by the Company on behalf of the outside directors of the Company for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($)(2)(7)	Total ($)
Charlie Bass (3)	$24,000	$14,500(3)	$38,500
Bill Parnell (4)	$24,000	$10,150(4)	$34,150
Brenton MacDonald (5)	$24,000	$10,150(5)	$34,150
Nelson C. Chan (6)	$24,000	$11,600(6)	$35,600

___________________________

(1)	Directors are paid a fee for preparation and attendance at four regularly scheduled board meetings at the rate of $6,000 per meeting attended for the 4 regularly scheduled board meetings in January, April, July and October 2018, totaling $24,000 for the year. All directors attended all regular board meetings.
(2)	Amounts shown are not intended to reflect value actually received by the directors. Instead, the amounts shown are the total fair value of option awards granted in fiscal 2018 for financial statement reporting purposes of $1.62 per share, as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718 (formerly Statement of Financial Accounting Standards No. 123(R). These values are amortized as equity compensation expense over the 2-year vesting period of the grants.
(3)	Mr. Bass was granted an option to purchase 10,000 shares on June 1, 2018 with a grant date fair value of $14,500.
(4)	Mr. Parnell was granted an option to purchase 7,000 shares on June 1, 2018 with a grant date fair value of $10,150.
(5)	Mr. MacDonald was granted an option to purchase 7,000 shares on June 1, 2018 with a grant fair value of $10,150.
(6)	Mr. Chan was granted an option to purchase 8,000 shares on June 1, 2018 with a grant fair value of $11,600.
(7)	Aggregate number of option awards outstanding at December 31, 2018 were as follows: Charlie Bass, 255,750; Bill Parnell, 14,000; Brenton MacDonald, 21,000; Nelson C. Chan, 23,000.

The outside directors are entitled to participate in the Company's 2004 Equity Incentive Plan. Grants of options to directors for Board and Committee service are made annually, commencing at the start of the Board term. The grants made during 2018 were determined as follows: each Director was awarded an option to purchase 5,000 shares for participation in Board meetings. The director serving as the Board chairperson received an option to purchase an additional 2,000 shares. Directors serving as chairpersons of the Audit and Compensation Committees each received an option to purchase an additional 1,000 shares. Members serving on the Audit Committee and on the Compensation Committee each received an option to purchase an additional 2,000 shares. As a result, during 2018, the four outside directors as a group were granted options to purchase an aggregate of 32,000 shares. The options vest monthly over a two year period of board service. Options granted on June 1, 2018 had an exercise price of $2.52 per share which was the closing market price of the Common Stock on the date of grant. See also Proposal One – Compensation of Directors.

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COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. Short term executive compensation consist of base salary and variable incentive salary awards that are performance based. Long term executive compensation consists of stock option grants that vest over time and gain in value as common stock values increase. The Committee strives to ensure that the Company's executive compensation programs enable the Company to attract, retain, motivate and reward key people based on a pay-for-performance approach, targeted between median and 75th percentile for equivalent positions in similar sized companies in similar fields of business when target performance objectives are achieved, and potentially resulting in superior pay when superior performance objectives are achieved. Within this framework, actual compensation can vary depending on each executive officer’s position, responsibilities and overall experience. Overall, the Company strives to provide a total compensation package that is fair, reasonable and competitive with prevailing practices in the Company's industry.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company's compensation policies, plans and programs are intended to achieve the following objectives:

•	attract, retain, motivate and reward talented executive officers and employees;
•	provide executive officers with performance-based cash bonus opportunities linked to achievement of financial objectives of revenue attainment and operating profitability; and
•	align the financial interests of executive officers, directors and employees with those of stockholders by providing each through the stock option program with an equity stake in the Company.

The Company's approach to executive compensation is to set base compensation levels between median and the 75th percentile for similar positions in similar sized companies, reflecting the experience and performance of each individual compared to similar positions in smaller technology based companies. Compensation may be set to higher or lower levels to recognize a particular employee's role, responsibilities, skills, experience and performance. Variable compensation targets are tied to financial performance so as to motivate and reward positive performance of executive officers in driving the Company to achieve key financial objectives including revenue attainment and profitability leading to increases in stockholder value. Long term equity incentives are offered through its stock option program with annual grants to all executives commensurate with each executive’s level of responsibility, experience and performance, while maintaining acceptable levels of dilution.

ELEMENTS OF EXECUTIVE COMPENSATION

The three major components of compensation for the Company's executive officers are:

(i)	base salaries;
(ii)	variable performance-based cash incentive awards; and
(iii)	long-term, equity-based incentive awards.

The base salaries and variable performance-based incentive award components of the Company's compensation program are compared to other similar technology public companies as set forth in a regional compensation survey. The compensation survey is used to benchmark the Company's executive and employee salaries, as it is a broad-based compensation survey with an emphasis on smaller companies in the electronics industry and provides information on base salary and variable incentive awards based on size of companies operating within the Company’s geographic region. Offering competitive salary packages to employees is an essential element of attracting and retaining key employees in the San Francisco Bay Area including Silicon Valley, which has many electronics firms that compete for talent and offer a variety of employment alternatives.

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Base Salaries. The Compensation Committee establishes a competitive base salary for each executive officer designed to recognize the skills and experience the individual brings to the Company and the performance contributions he or she makes. Base salaries for executives are generally targeted between median compensation levels and the 75th percentile for similar public technology companies, but may be set to higher or lower levels to recognize a particular executive’s role, responsibilities, skills, experience and performance.

The Compensation Committee determines both the amount and timing of base salary increases for executive officers. Factors affecting the level of base salary increases each year include the overall financial performance of the Company, changes in the base salary compensation levels reported in a national survey for executive positions in similarly sized companies, and the individual performance of each executive.

Variable Performance Based Incentive Awards.

Variable salaries for the named executive officers are entirely performance based. Variable incentive compensation targets are set each year for each named executive officer. Target awards are allocated 15% to each quarter and 40% to an annual measurement, split equally between revenue attainment and attainment of EBITDA profits compared to an annual financial plan approved by the Board of Directors at the beginning of the year. Awards may only be paid from a portion of EBITDA profits earned in the measurement period. Actual variable compensation payments as a percentage of variable compensation targets for the past three years are shown in the following table for the Named Executive Officers.

Variable Performance Based Incentive Awards as a percentage of Incentive targets:

Named Executive Officer	Position(s)	2018		2017	2016
Kevin J. Mills (1)	President and Chief Executive Officer and Director	zero	%	75.0%	87.5%
David W. Dunlap (2)	Vice President of Finance and Administration, Chief Financial Officer, Secretary, and Director	zero	%	81.3%	96.9%
Leonard L. Ott (3)	Vice President of Engineering and Chief Technical Officer	zero	%	81.3%	96.9%
Lee A. Baillif (4)	Vice President of Operations (since January 23, 2015); Vice President and Controller (through January 23, 2015).	zero	%	81.3%	96.9%
Lynn Zhao (5)	Vice President and Controller	zero	%	N/A	N/A

 ___________________________

(1)	Variable financial incentive compensation target for Mr. Mills was set at $100,000 for each of the years 2016 through 2018. In 2016 and 2017, $80,000 was based on revenue and EBITDA attainment, and $20,000 was allocated to attainment of market capitalization objectives set by the Board of Directors.
(2)	Variable financial incentive compensation target for Mr. Dunlap was set at $50,000 for each of the years 2016 through 2018.
(3)	Variable financial incentive compensation target for Mr. Ott was set at $35,000 for each of the years 2016 through 2018.
(4)	Variable financial incentive compensation target for Mr. Baillif was set at $35,000 for 2017 and 2018 and at $30,000 for 2016.
(5)	Variable financial incentive compensation target for Ms. Zhao was set at $35,000 for 2018 and was not part of the incentive awards program in 2016 and 2017.

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Long-Term Equity-Based Incentive Awards.

Long-Term Equity-Based Incentive Awards are provided through the stockholder-approved 2004 Equity Incentive Plan as amended. Although the Equity Incentive Plan provides for a variety of equity incentive awards, to date through 2018 the Compensation Committee has only awarded stock option grants from the Equity Incentive Plan. The goal of the Company's long-term, equity-based incentive awards is to align the financial interests of the executive officers and employees of the Company with those of stockholders and to provide each executive officer and employee with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. All equity incentives are subject to vesting provisions to encourage executive officers and employees to remain employed with the Company. The Compensation Committee determines the size of each award based on the individual’s level of responsibility, recent performance, his or her potential for future responsibility and promotion, the number of unvested options held by the individual at the time of the new grant, and the size of the available stock award pool to arrive at a level that the Committee considers appropriate to create a meaningful opportunity for equity participation by the individual.

As of December 31, 2018, there were 116,703 shares available for grant under the 2004 Equity Incentive Plan. In addition, the 2004 Equity Incentive Plan provides for an automatic increase each January 1st equal to the lesser of (a) 400,000 shares, (b) 4% of the outstanding shares on that date, or (c) a lesser amount as determined by the Board of Directors. The increase in shares available for grant on January 1, 2019 was 235,324 shares. Options are granted to executive officers, employees and consultants at the discretion of the Compensation Committee. The Board of Directors itself, in consultation with management, grants options annually to directors for service on the Board of Directors.

The Compensation Committee, in consultation with management, prepares an annual allocation plan dividing the available stock in the grant pool among refresher grants, new employee grants, director grants and reserves. The timing, award criteria and award procedures are discussed more fully under Equity Incentive Grant Policies in the next section. New employee grants are typically made on the first trading day of the month on or following the date of hire. Refresher grants are made annually, typically during the first quarter of the year. Refresher grants typically vest monthly over 48 months, contingent upon continued employment with the Company. All grants expire ten years after the date of grant. Fully vested grants, or grants vesting over a shorter or longer term than four years, may be awarded at the discretion of the Compensation Committee. Stock options provide a return only if the individual remains with the Company and only if the market price of the Company’s Common Stock appreciates during the option term.

The Compensation Committee believes that stock option grants are effective in attracting and retaining key employees, and the Company provides initial grants to all new employees and annual refresher grants to all continuing employees with a weighting reflecting the level of responsibility and performance of the employee. Many of the senior executives and employees have been employed by the Company more than ten years and have amassed a number of annual stock option grants (grants expire 10 years after the date of grant) with potential for substantial cumulative compensation if stock prices increase, thus aligning their interests with those of stockholders. The Company believes stock options are effective long-term incentives because of the expectations of the management team and employees that the Company’s products and the markets they address provide opportunities for growth that may result in share price appreciation.

Other Compensation.

Executive officers are entitled to participate in the same health and benefit programs and 401(k) program as are available to all employees of the Company and do not receive any perquisites from the Company.

EQUITY INCENTIVE GRANT POLICIES

General option grant practices. All stock options grants are awarded by the Compensation Committee, or by the full Board in the case of director stock option grants. All stock options are priced at the closing market price of the Company’s Common Stock on the date of grant, and the actions of the Compensation Committee are documented in minutes that are retained in the minute book of the Company. During 2018, the Compensation Committee met three times, and stock option grants were awarded at those meetings.

Initial stock option grants. The Compensation Committee awards initial stock option grants to each new employee of the Company typically on the first trading day of the month following the individual’s commencement of employment. The size of the grant is based on the responsibilities of the employee and as agreed to in the employee’s employment offer. Grants for executive officers are approved by the Compensation Committee in advance of offers being made. Grants to rank-and-file employees are made within general guidelines reviewed and approved by the Compensation Committee, and the actual grant requires the approval of the Compensation Committee at the time of grant. Initial grants generally vest 25% on the one year anniversary of employment and 1/48th per month thereafter for a total vesting period of 48 months. The delay in initial vesting for the first twelve months of employment provides an incentive for employee retention and ensures that the employee is familiar with the Company and its goals and objectives prior to options vesting. During 2018 options to purchase an aggregate of 26,400 shares were awarded to 3 new employees representing 9.4 percent of options granted during the year.

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Refresher employee stock option grants. The Compensation Committee awards refresher stock option grants annually and supplemental grants based on the recommendations of management reflecting the responsibilities and performance of each employee and the employee’s contributions in meeting the Company’s goals and objectives. During 2018, the Compensation Committee awarded annual refresher options to purchase an aggregate of 222,900 shares to 52 employees, representing 79.2 percent of options granted during the year.

Director stock option grants. A portion of the compensation of the Company’s outside directors is in the form of an annual stock option grant. Director grants are granted by the full Board of Directors following the annual election of directors and vest monthly over the ensuing 2 years of service. Options are awarded equally to all directors for Board service. Additional options are awarded for Board and committee leadership positions and Committee service, as discussed under “Director Compensation”. During 2018, the Company granted options to purchase an aggregate of 32,000 shares to the 4 independent directors of the Company, representing 11.4 percent of options granted during the year.

ACCOUNTING AND TAX IMPLICATIONS

Accounting for Stock Based Compensation. On January 1, 2006, we adopted the provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly FASB Statement 123(R)) for the fiscal years ended December 31, 2006 and beyond. Under ASC Topic 718, the Company uses a binomial lattice valuation model to estimate fair value of stock option grants made on or after January 1, 2006. The binomial lattice model incorporates estimates for expected volatility, risk-free interest rates, employee exercise patterns and post-vesting employment termination behavior. These estimates affect the calculation of the fair value of the Company’s stock option grants. The fair value of stock option grants outstanding prior to January 1, 2006 was estimated using a Black-Scholes option pricing model. The Company adopted the modified prospective recognition method and implemented the provisions of ASC Topic 718 (formerly under FASB Statement 123(R)) beginning with the first quarter of 2006.

Income taxes. The Company has not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. Although the 2004 Equity Incentive Plan also allows for the issuance of grants qualifying as “performance-based compensation” under Section 162(m) of the Internal Revenue Code as it was in effect during fiscal 2018, the Company has not adopted a policy that all compensation must be deductible.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The Company’s Chief Executive Officer Kevin Mills is compensated under the same compensation structure applied to all of the Executive Officers of the Company as described under Elements of Executive Compensation, specifically base salary, variable performance based compensation, and long term equity incentive awards in the form of stock option grants.

Base Salary: Mr. Mills’ annual base salary in 2018 was $247,500. Base salary was set at median levels for CEO’s of similar sized companies based on national compensation salary survey data.

Variable Compensation. Mr. Mills’ variable salary target of $100,000 is set above the median levels for CEO’s of similar sized companies based on national compensation salary survey data. All variable compensation awards are performance based. During 2016 and 2017, 80 percent of the variable compensation for Mr. Mills was calculated in the same manner as for the other Named Executive Officers, with 40 percent of his variable salary target based on revenue attainment and 40 percent of his variable salary target based on attainment of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), a traditional non-GAAP measure of operating profitability, both measured in comparison to the annual financial plan of the Company approved at the beginning of each year by the Board of Directors. In 2018, target compensation was allocated the same as the other Executive Officers, with 15 percent based on each of four quarterly results (total of 60%) and 40% based on annual results. Payments under the Management Incentive Variable Compensation Plan are further limited by minimum performance thresholds, and payments to all executives under this plan may not exceed 50 percent of EBITDA profits for the measurement period. During 2016 and 2017, 20 percent of the variable compensation target for Mr. Mills was based on attainment of market capitalization targets approved by the Board of Directors at the beginning of the year See Performance Based Variable Incentive Awards under Elements of Executive Compensation for attainment percentages earned by Mr. Mills over the past three years compared to the other Named Executive Officers of the Company.

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Long term equity incentive awards. Mr. Mills received an annual employee refresher grant in 2018 of 17,500 shares vesting monthly over a 48-month period representing 6.2 percent of total shares granted in 2018. All stock options were granted at the closing market price on the date of grant.

Benefits. Mr. Mills participates in the same benefit programs as all of the employees of the Company. The CEO’s employment is subject to an employment contract which provides for six months of continuation of base salary and medical benefits in the event of involuntary termination of services other than for cause, and payment of his variable salary entitlements had he remained employed during this period in the event of a change in control or involuntary termination. The CEO receives no perquisites.

Summary Compensation Table

For Fiscal Year Ended December 31, 2018

The following table provides fiscal 2018 compensation information and comparable information for the two preceding fiscal years for the Chief Executive Officer, Chief Financial Officer, and the three other executive officers of the Company who were the most highly compensated in fiscal year 2018 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
Kevin J. Mills (4) President and Chief Executive Officer and Director	2018 2017 2016	$247,500 241,875 225,000	$29,225 43,360 46,750	$zero 75,018 87,483	$276,725 360,253 359,233
David W. Dunlap (5) Vice President of Finance and Administration, Chief Financial Officer, Secretary and Director	2018 2017 2016	$197,000 195,250 190,000	$6,680 32,520 40,015	$zero 40,636 48,427	$203,680 268,406 278,442
Leonard L. Ott (6) Vice President of Engineering and Chief Technical Officer	2018 2017 2016	$186,000 183,250 175,000	$22,545 32,520 32,725	$zero 28,445 33,899	$208,545 244,215 241,624
Lee A. Baillif (7) Vice President of Operations	2018 2017 2016	$177,000 174,000 165,000	$20,040 32,520 37,400	$zero 28,445 29,056	$197,040 234,965 231,456
Lynn Zhao (8) Vice President and Controller, Director nominee	2018 2017 2016	$140,000 138,000 130,542	$16,700 15,176 18,700	$zero N/A N/A	$156,700 153,176 149,242

___________________________

(1)	Represents base salary as described under Compensation Summary and Analysis — Elements of Executive Compensation.
(2)	Represents Long-Term, Equity-Based Incentive Awards as described under Compensation Summary and Analysis — Elements of Executive Compensation. Amounts shown do not reflect compensation actually received by the executive officer. Instead, the amounts shown are the total grant date valuations of stock option grants awarded during the year as determined pursuant to ASC Topic 718. The valuations are expensed for financial reporting purposes over the vesting period of the grant.
(3)	Represents Variable Incentive Awards as described under Compensation Summary and Analysis — Elements of Executive Compensation.
(4)	Mr. Mills’ base salary was increased on April 1, 2017. His previous increase was in April 2014.
(5)	Mr. Dunlap’s base salary was increased on April 1, 2017. His previous increase was in April 2014.
(6)	Mr. Ott’s base salary was increased on April 1, 2017. His previous increase was in April 2014.
(7)	Mr. Baillif’s base salary was increased on April 1, 2017. His previous increase was on March 1, 2015.
(8)	Ms. Zhao’s base salary was increased on April 1, 2017. Her previous increases were on March 16, 2016 and March 1, 2015

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GRANTS OF PLAN-BASED AWARDS

For Fiscal Year Ended December 31, 2018

The following table shows for the fiscal year ended December 31, 2018 certain information regarding options granted to the Named Executive Officers. Options were granted as described under Compensation Summary and Analysis — Elements of Executive Compensation — Long-Term, Equity-Based Incentive Awards and — Equity Incentive Grant Policies.

Name	Grant Dates	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Kevin J. Mills	5/1/2018	17,500	$2.93	$29,225
David W. Dunlap	5/1/2018	4,000	$2.93	$6,680
Leonard L. Ott	5/1/2018	13,500	$2.93	$22,545
Lee A. Baillif	5/1/2018	12,000	$2.93	$20,040
Lynn Zhao	5/1/2018	10,000	$2.93	$16,700

___________________________

(1)	The value of option awards is based on the fair value as of the grant date of such award, determined pursuant to ASC Topic 718 (formerly Statement of Financial Accounting Standards No. 123R). The Fair Value of options issued on May 1, 2018 was $1.67 per share. Under ASC Topic 718, the Company uses a binomial lattice valuation model to estimate fair value of stock option grants made on or after January 1, 2006. The binomial lattice model incorporates estimates for expected volatility, risk-free interest rates, employee exercise patterns and post-vesting employment termination behavior. These estimates affect the calculation of the fair value of the Company’s stock option grants. The exercise price for all options granted to the Named Executive Officers is equal to the closing market price for the Company’s Common Stock on the grant date as reported on the Nasdaq Capital Market. Regardless of whatever value is placed on a stock option on the grant date, the actual value of the option to the recipient will depend on the market value of the Company’s Common Stock at such date in the future when the option is exercised.

OPTION EXERCISES AND STOCK VESTED

For Fiscal Year Ended December 31, 2018

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
David W. Dunlap	4,129	$6,580

___________________________

(1)	The value realized equals the difference between the option exercise price and the fair market value of the Company’s Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

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OUTSTANDING EQUITY AWARDS

At Fiscal 2018 Year-End

The following table set forth certain information concerning outstanding equity awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2018.

Name	Option Awards
	Number of Securities Underlying Unexercised Options - Exercisable (#)(1)	Number of Securities Underlying Unexercised Options - Unexercisable (#)(1)(2)	Option Exercise Price ($)(3)	Option Expiration Date(4)
Kevin J. Mills	8,625	—	3.45	6/1/2019
	10,000	—	2.74	6/1/2020
	88,700	—	3.04	7/1/2020
	19,920	—	1.82	2/22/2021
	10,000	—	2.36	2/27/2022
	2,000	—	1.20	8/1/2022
	8,900	—	1.08	11/9/2022
	15,629	—	1.04	4/1/2023
	20,000	—	0.95	3/3/2024
	5,000	—	1.89	6/2/2024
	20,000	—	2.27	2/23/2025
	18,750	6,250	2.75	2/22/2026
	7,667	8,333	4.22	4/3/2027
	3,646	13,854	2.93	5/1/2028
David W. Dunlap	6,900	—	1.96	2/23/2019
	5,250	—	3.45	6/1/2019
	7,500	—	2.74	6/1/2020
	48,500	—	3.04	7/1/2020
	14,060	—	1.82	2/22/2021
	8,500	—	2.36	2/27/2022
	14,000	—	2.27	2/23/2025
	13,125	4,375	2.75	2/22/2026
	3,000	—	3.84	6/20/2026
	5,750	6,250	4.22	4/3/2027
	2,857	1,143	2.93	5/1/2028

Leonard L. Ott	43,450	—	3.04	7/1/2020
	11,040	—	1.82	2/22/2021
	8,500	—	2.36	2/27/2022
	14,822	—	1.04	4/1/2023
	14,000	—	0.95	3/3/2024
	14,000	—	2.27	2/23/2025
	13,125	4,375	2.75	2/22/2026
	5,750	6,250	4.22	4/3/2027
	2,813	10,687	2.93	5/1/2028

Lee A. Baillif	8,950	—	1.96	2/23/2019
	2,250	—	3.45	6/1/2019
	12,500	—	2.74	6/1/2020
	28,700	—	3.04	7/1/2020
	17,240	—	1.82	2/22/2021
	8,500	—	2.36	2/27/2022
	2,000	—	1.20	8/1/2022
	2,800	—	1.08	11/9/2022
	14,914	—	1.04	4/1/2023
	14,000	—	0.95	3/3/2024
	17,500	—	2.27	2/23/2025
	15,000	5,000	2.75	2/22/2026
	5,750	6,250	4.22	4/3/2027
	2,500	9,500	2.93	5/1/2028

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Name	Option Awards
	Number of Securities Underlying Unexercised Options - Exercisable (#)(1)	Number of Securities Underlying Unexercised Options - Unexercisable (#)(1)(2)	Option Exercise Price ($)(3)	Option Expiration Date(4)
Lynn Zhao	4,370	—	1.96	2/23/2019
	1,250	—	3.45	6/1/2019
	14,660	—	3.04	7/1/2020
	4,120	—	1.82	2/22/2021
	3,600	—	2.36	2/27/2022
	2,300	—	1.08	11/9/2022
	6,152	—	1.04	4/1/2023
	8,000	—	0.95	3/3/2024
	9,000	—	2.27	2/23/2025
	7,500	2,500	2.75	2/22/2026
	2,683	2,917	4.22	4/3/2027
	2,083	7,917	2.93	5/1/2028

___________________________

(1)	Options were granted as described under Compensation Summary and Analysis — Elements of Executive Compensation — Long-Term, Equity-Based Incentive Awards and — Equity Incentive Grant Policies. The vesting period and vesting start date were established by the Compensation Committee. Shares unexercisable were not vested at December 31, 2018.
(2)	Grant dates and vesting period information for all grants not fully vested as of December 31, 2018 are as follows:

Grant Date	Expiration Date	Vesting Start Date	Months to fully vest
2/22/2016	2/22/2026	3/1/2016	48
4/3/2017	4/3/2027	4/1/2017	48
5/1/2018	5/1/2028	5/1/2028	48

(3)	Exercise prices are set at the closing price of the Company’s Common Stock on the date of grant (fair market value).
(4)	Options expire ten years from the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018 about the Common Stock that may be issued under all equity compensation plans of the Company.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	2,374,124	$ 2.54	116,703

 ___________________________

(1)	Consists of the 2004 Equity Incentive Plan. The Plan was extended by the stockholders at their annual meeting on June 5, 2013 and will expire on April 23, 2024. Pursuant to an affirmative vote by stockholders in June 2004 as amended on June 4, 2015, an annual increase in the number of shares authorized under the 2004 Equity Incentive Plan is added on the first day of each fiscal year equal to the least of (a) 400,000 shares, (b) four percent of the total outstanding shares of the Company’s Common Stock on that date, or (c) a lesser amount as determined by the Board of Directors. As a result, a total of 235,324 shares became available for grant under the 2004 Equity Incentive Plan on January 1, 2019, in addition to those set forth in the table above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the Compensation Committee’s review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

COMPENSATION COMMITTEE

Nelson Chan, Chairperson
Dated: March 28, 2019

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee have ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

POST EMPLOYMENT AND CHANGE-IN-CONTROL COMPENSATION FOR EXECUTIVES

On July 1, 2015 the Company updated and renewed Employment Agreements (“Agreements”) with the following officers of the Company: Kevin J. Mills, President and Chief Executive Officer; David W. Dunlap, Vice President of Finance and Administration, Chief Financial Officer and Secretary; Leonard L. Ott, Vice President of Engineering and Chief Technical Officer; and Lee A. Baillif, Vice President of Operations (collectively the “Named Executives”). The Agreements replaced agreements that expired on June 30, 2015. On May 4, 2017, the expiration date of the Agreements was extended as reported in a Form 8-K as follows: Kevin J. Mills, October 1, 2020; David W. Dunlap, June 30, 2019; Len Ott, December 31, 2021; and Lee Baillif, September 30, 2021.

Under the terms of the Agreements, the Executive’s employment is at will and termination of employment of the Executive may occur at any time. The Agreement defines termination arrangements that apply if the Executive is terminated for Cause as defined in the Agreement, is terminated due to death or disability, voluntarily terminates employment, or is otherwise terminated involuntarily. Should the Executive’s employment be terminated other than for Cause, death, disability or voluntary termination, the Executive is entitled under the Agreement to (i) receive an involuntary termination payment consisting of his regular base salary for a period of two (2) months plus one month for each completed two years of service up to a maximum of five (5) months following termination, (ii) receive one additional month of compensation upon signing a mutual termination agreement; (iii) receive reimbursement for payment of his COBRA health premiums for the lesser of the amount of time of the involuntary termination payment or until he is eligible for the health insurance benefits provided by another employer; (iv) receive the variable compensation amounts to which he would otherwise be entitled as prescribed in the Company’s variable incentive compensation plan, and (v) purchase from the Company at book value certain items that were purchased by the Company for his use. Stock options granted to the Executive shall cease vesting immediately upon the date of termination of employment, and vested stock options will be exercisable after termination for the lesser of one year or the expiration date of the grant. In the event of voluntary termination with at least a 60 day notice by an Executive with more than ten years of consecutive service to the Company, the Executive’s vested stock options will be exercisable after termination for the remaining life of the grants. The Agreements also provide for compensation in the event of a Change of Control as defined in the Agreement consisting of an involuntary termination payment as described above and a payment equal to 1% of the consideration payable in connection with a Change of Control provided that the price offered for the Company’s common stock is equal to or greater than $5.00 per share. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Employment Agreement, a copy of which was filed in a Form 8-K dated July 1, 2015 as extended in a Form 8-K dated May 4, 2017.

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Payments to be made to each of the Named Executive Officers following severance are estimated as follows:

Compensation and Benefits	Voluntary Resignation	For Cause (1)	For Good Reason(2)	Involuntary Without Cause(2)	Involuntary or For Good Reason After Change-in- Control(2)	Due to Death or Disability(2)
Kevin J. Mills
Base Salary (3)	—	—	$123,750	$123,750	$123,750	$123,750
Variable Incentive (4)	—	—	12,000	12,000	12,000	12,000
Stock Options (5)	—	—	—	—	—	—
HealthCare Benefits (6)	—	—	7,335	7,335	7,335	7,335
Other Perquisites (7)	—	—	—	—	—	—
David W. Dunlap
Base Salary (3)	—	—	98,500	98,500	98,500	98,500
Variable Incentive (4)	—	—	7,500	7,500	7,500	7,500
Stock Options (5)	—	—	—	—-	—	—
HealthCare Benefits (6)	—	—	6,042	6,042	6,042	6,042
Other Perquisites (7)	—	—	—	—	—	—
Leonard L. Ott
Base Salary (3)	—	—	93,000	93,000	93,000	93,000
Variable Incentive (4)	—	—	5,250	5,250	5,250	5,250
Stock Options (5)	—	—	—	—	—	—
HealthCare Benefits (6)	—	—	5,587	5,587	5,587	5,587
Other Perquisites (7)	—	—	—	—	—	—
Lee A. Baillif
Base Salary (3)	—	—	88,500	88,500	88,500	88,500
Variable Incentive (4)	—	—	5,250	5,250	5,250	5,250
Stock Options (5)	—	—	—	—	—	—
HealthCare Benefits (6)	—	—	10,674	10,674	10,674	10,674
Other Perquisites (7)	—	—	—	—	—	—
Lynn Zhao
Base Salary (3)	—	—	70,000	70,000	70,000	70,000
Variable Incentive (4)	—	—	5,250	5,250	5,250	5,250
Stock Options (5)	—	—	—	—	—	—
HealthCare Benefits (6)	—	—	3,213	3,213	3,213	3,213
Other Perquisites (7)	—	—	—	—	—	—

___________________________

(1)	Cause is defined in each executive’s employment agreement to include: willful and continuing breach of duties; performing paid services for others without authorization; participation in a business that is competitive; acts of dishonesty, misappropriation, embezzlement, fraud, or insider trading; conviction for a felony; inappropriate conduct including harassment, violation of ethics or laws, or use of controlled substances.
(2)	All reasons for termination except voluntary resignation or termination by the Company for Cause are covered under the terms of the employment agreement as either resignation by the executive for good reason or involuntary termination by the Company without cause. The payment amount is based on a six month payment period which presumes the Executive has signed a mutual release agreement.
(3)	Except in the case of voluntary resignation or termination for Cause, base salary is continued from the date of termination for two months plus one month for each year of completed service up to a maximum of six months.
(4)	Except in the cases of voluntary resignation or termination for cause, scheduled variable incentive payments are paid which equal a pro rata share of the bonus to which the executive would have otherwise been entitled for the quarter of termination. Amounts included in this table assume entitlements equal to 15% of the target variable compensation in effect for 2018.
(5)	Except in the cases of voluntary resignation or termination for cause, stock options vested as of the date of termination may be exercised for a period of up to one year based on formulas in the executive’s employment agreement. In the event of a change in control, all options granted and outstanding become vested and fully exercisable. In the event of termination for cause or voluntary resignation, stock options vested as of the date of termination may be exercised for a period of 90 days following the termination date. Executives who voluntarily terminate employment with ten years or more of continuous service may exercise vested shares through the expiration date of each grant.
(6)	Except in the cases of voluntary resignation or termination for cause, healthcare benefits are continued up to the earlier of the expiration of the base salary continuation period (see note 3) or securing other employment that includes such benefits.
(7)	There are no perquisites in the compensation packages of any of the executive officers.

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LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Pursuant to the Delaware General Corporation Law, the Company has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of directors to the Company or its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. In addition, the Company's bylaws require the Company to indemnify the Company's directors and officers and authorize the Company to indemnify its employees and other agents to the fullest extent permitted by law.

The Company has entered into indemnification agreements with each of its current directors and officers that provide for indemnification and advancement of expenses to the fullest extent permitted by Delaware law, including circumstances in which indemnification or the advancement of expenses is discretionary under Delaware law.

The Company believes that the limitation of liability and indemnification provisions in its Certificate of Incorporation and bylaws and the indemnification agreements with its directors and officers enhance its ability to continue to attract and retain qualified individuals to serve as directors and officers. There is no pending litigation or proceeding involving a director, officer or employee to which these provisions or agreements would apply.

CORPORATE GOVERNANCE

The Company and its Board of Directors are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, the Company regularly reviews its corporate governance policies and practices to ensure that its policies are consistent with such standards. The Company closely monitors guidance issued or proposed by the Securities Exchange Commission or the Public Company Accounting Oversight Board, the listing standards of the NASDAQ Market, the provisions of the Sarbanes-Oxley Act, the Dodd-Frank Act and pending legislation. As a result of review of these matters, as well as the emerging best practices of other companies, the Company has implemented the following:

Executive Compensation Authority; Compensation Committee

•	The Compensation Committee of the Board of Directors approves all compensation plans and amounts for the executive officers of the Company, following consultation with management.
•	The Compensation Committee reviews and approves compensation programs for all other employees of the Company, upon the recommendation of management. These reviews consider an assessment of whether such programs may promote excessive risk taking.
•	The Compensation Committee approves all stock option grants, upon the recommendation of management, except director grants, which are approved by the full Board of Directors.
•	The charter of the Compensation Committee makes explicit:

    the Committee’s ability to retain independent consultants and experts as it sees fit, at Company expense;
    the Compensation Committee’s responsibilities to assess the risk associated with compensation programs

Director Independence

•	The Board of Directors has confirmed that a majority of the Company's directors are independent, as defined by current SEC regulations and Nasdaq rules.
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•	The Company's independent directors hold formal meetings without the presence of management and chaired by an independent director.
•	The Audit, Compensation and Nominating Committees consist solely of independent directors. Each Committee is tasked to establish goals, evaluate performance, review the adequacy of its Charter, and recommend changes to the Board of Directors.

Audit Committee

•	All Audit Committee members possess the required level of financial literacy, as required by SEC regulations.
•	Dr. Bass, a member of the Audit Committee, possesses the qualifications of an “audit committee financial expert,” as required by SEC regulations.
•	The Audit Committee’s charter formalizes and makes explicit the following:
o	The Audit Committee's ability to retain independent consultants and experts as it sees fit, at Company expense;
o	The Audit Committee's authority to appoint, review and assess the performance of the Company's independent auditors;
o	The Audit Committee's ability to hold regular executive sessions with the Company's independent auditors and with the Company’s Chief Financial Officer, Controller and other Company officers directly, as it considers appropriate;
o	The requirement that the Audit Committee review and approve in advance non-audit services by the Company's independent auditors, as well as related party transactions;
o	The Audit Committee's duty to maintain a formal complaint monitoring procedure (a “whistleblower” policy) to enable confidential and anonymous reporting to the Audit Committee;
o	The Audit Committee's authority over the independent auditors' rotation policy; and
o	The Audit Committee’s responsibilities to oversee the Company’s risk management policies and practices.

Other Governance Matters

•	The Company has a formal Code of Business Conduct and Ethics that applies to all officers, directors and employees.
•	The Company has a requirement that any waiver or amendment to the Code of Business Conduct and Ethics involving a director or officer be reviewed by the Nominating Committee and disclosed to the Company's stockholders.
•	Each of the Compensation Committee, Audit and Nominating Committees has a written charter.
•	The Company has an Insider Trading Policy, including control procedures to comply with current SEC regulations and Nasdaq rules.
•	The Company has a policy that the Board of Directors reviews its own performance on an at least annual basis.
•	The Company prohibits loans to its officers and directors.

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Board Leadership

The Company is focused on its corporate governance practices and values independent board oversight as an essential component of strong corporate performance to enhance stockholder value. Our commitment to independent oversight is demonstrated by the fact that all of our directors, except for Mr. Mills, Mr. Dunlap and director nominee Ms. Zhao, are independent. In addition, all of the members of our Board’s committees are independent. Our Board of Directors acts independently of management and regularly holds independent director sessions without members of management present. In addition, the Company has a separate position of Chairman of the Board which is held by Dr. Bass, an independent director, who provides additional oversight to the management of the Company. Our Board believes that the current board leadership structure is best for the Company and its stockholders at this time as it allows the recommendations and decisions of the President and Chief Executive Officer, who views such recommendations and decisions from a management perspective, to be reviewed and discussed with the Chairman of the Board, who views such recommendations and decisions from the perspective of an independent director.

Risk Management

•	The Company has designated its Chief Financial and Administrative Officer as its Risk Management Officer with responsibility for identifying, assessing, monitoring and reporting risks that could potentially impact the business.

•	The Company summarizes the primary risks associated with the business in its quarterly and annual reports on Forms 10-Q and 10-K, respectively.

•	The Audit Committee has primary responsibility for Board oversight of risk management. The Audit Committee meets as necessary, at least quarterly, and matters involving risk are included in the Audit Committee’s agenda. The Chairman of the Audit Committee who is also Chairman of the Board and the President and Chief Executive Officer conduct a call at least weekly to review Company operations and such discussions include a review of risk matters as appropriate.

Compensation Risk Considerations

The Compensation Committee has responsibility for oversight of risk management associated with compensation matters and risks relating to compensation policies and practices are considered at each meeting of the Committee. The Committee does not believe that the Company’s compensation policies and practices promote risky behavior on the part of its employees as discussed below.

The Compensation Committee considers, in establishing and reviewing the employee compensation programs, whether the programs encourage unnecessary or excessive risk taking. The Company, after reviewing and discussing the compensation programs with the Compensation and Audit Committees of the Board, believes that the programs are balanced and do not motivate or encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and thus do not encourage risk taking. While the performance-based awards focus on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the Company’s performance-based award programs represent a small percentage of total compensation opportunities and results are closely monitored at both management and board levels. The Company believes that the programs appropriately balance risk and the desire to focus employees on specific short-term goals important to the Company’s success, and that they do not encourage unnecessary or excessive risk taking.

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Compensation provided to employees in the form of long-term equity awards through stock option grants and stock grants are important to help further align employees’ interests with those of the Company’s stockholders. The Company believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the Company’s stock price, and since awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

More details on the Company's corporate governance initiatives, including copies of its Code of Business Conduct and Ethics and each of the Committee charters can be found in the "Corporate Governance" section of the Company's web site at http://www.socketmobile.com/about-us/investor-relations/corporate-governance.

Policy for Director Recommendations and Nominations

The Nominating Committee considers candidates for Board membership suggested by Board members, management and the Company's stockholders. It is the policy of the Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders holding no less than five percent of the total outstanding shares of the Company’s Common Stock who have held such shares continuously for at least 12 months prior to the date of the submission of the recommendation. The Nominating Committee will consider persons recommended by the Company's stockholders in the same manner as nominees recommended by members of the Board of Directors or management.

A stockholder who desires to recommend a candidate for election to the Board of Directors should direct the recommendation in written correspondence by letter to the Company, addressed to:

Chairman of the Nominating Committee

c/o Corporate Secretary

Socket Mobile, Inc.

39700 Eureka Drive

Newark, CA 94560

The notice must include:

•	the candidate's name and home and business contact information;
•	detailed biographical data and relevant qualifications;
•	a signed letter from the candidate confirming his or her willingness to serve;
•	information regarding any relationships between the candidate and the Company within the last three years; and
•	evidence of the required ownership of Common Stock by the recommending stockholder(s).

In addition, a stockholder may nominate a person directly for election to the Board of Directors at the annual meeting of the Company's stockholders, provided the stockholder complies with the requirements set forth in the Company's bylaws and the rules and regulations of the Securities and Exchange Commission related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to the Board of Directors at an annual meeting, is described on Page 2 in the section entitled "Deadline for Receipt of Stockholder Proposals to be Included in the Company's Proxy Materials."

Where the Nominating Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers a number of factors, including the following:

•	The current size and composition of the Board of Directors and the needs of the Board of Directors and its various committees.

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•	Such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service and potential conflicts of interest. The Nominating Committee recognizes that diversity in these areas brings value to the collective impact of the Board on the Company. The Company does not consider or make its recommendations based on race, gender, religion, age, sexual orientation or other matters the Committee deems not relevant to effective board service.
•	Such other factors as the Nominating Committee may consider appropriate.

The Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board of Directors:

•	The highest personal and professional ethics and values.
•	Proven achievement and competence in the nominee's field, and the ability to exercise sound business judgment.
•	Skills complementary to those of the existing members of the Board of Directors.
•	The ability to assist and support management and make significant contributions to the Company's success.
•	An understanding of the fiduciary responsibilities required of a member of the Board of Directors, and the commitment of time and energy necessary to carry out those responsibilities diligently.

In connection with its evaluation, the Nominating Committee determines whether it will interview potential nominees. After completing the evaluation and interview, the Nominating Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated, and the Board of the Directors determines the nominees after considering the recommendation and report of the Nominating Committee.

The Nominating Committee believes that the current nominees for director all meet the general criteria for board membership as described in this section. In addition, each nominee brings particular strengths to the Board. For example, all directors have a thorough knowledge and understanding of the Company. Dr. Bass also has extensive experience as a former chief executive officer or senior manager in ten companies over the past 38 years in the fields of networking, semiconductors and computing platforms. Dr. Bass holds a doctorate degree in electrical engineering. Mr. MacDonald is an experienced senior executive both as a fund management partner and with technology companies. Mr. Parnell has extensive senior management experience in the barcode scanning industry. Mr. Chan is an experienced executive in selling and marketing technology products. Mr. Mills has a strong engineering background and a history of innovative leadership and understanding of the business mobility market. Mr. Mills has more than 25 years of experience with the Company, the last 18 years as President and Chief Executive Officer. Mr. Dunlap is a certified public accountant (inactive), holds an MBA in business administration and has more than 33 years of industry experience and 24 years with the Company, all as Chief Financial Officer. Ms. Zhao has served as the Company’s Controller since January 2013 and was appointed Vice President and Controller in September 2017. Ms. Zhao previously served as general accounting manager from December 2000 through January 2013.

Stockholder Communications to Directors

Stockholders may communicate directly with the members of the Board of Directors by sending an email to socketboard@socketmobile.com. The Company's Secretary monitors these communications and ensures that summaries of all received messages are provided to the Board of Directors at its regularly scheduled meetings or directly to the Chairman of the Board if the matter is deemed to be urgent and to require the immediate attention of the Board. Where the nature of a communication warrants, Mr. Bass, Chairman of the Board, may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, or the Company's management or independent advisors, as appropriate. Mr. Bass also determines whether any response to a stockholder communication is necessary or warranted and whether further action is required.

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Director Independence

In January 2018, the Board of Directors undertook a review of the independence of its directors and considered whether any director had a material relationship with the Company or its management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Questions relating to director independence were included on the annual Directors and Officers Questionnaire completed by each director and executive in March 2018. As a result of this review, the Board of Directors affirmatively determined that all of the directors of the Company, with the exception of Mr. Mills, the Company's President and Chief Executive Officer, and Mr. Dunlap, the Company’s Vice President of Finance and Chief Financial Officer, are independent of the Company and its management under the corporate governance standards of the Nasdaq Market.

Code of Business Conduct and Ethics

The Board of Directors has a Code of Business Conduct and Ethics that is applicable to all employees, executive officers and directors of the Company, including the Company's senior financial and other executive officers. The Code of Business Conduct and Ethics is intended to deter wrongdoing and promote ethical conduct among the Company's directors, executive officers and employees. The Code of Business Conduct and Ethics is available on the Company's website at
http://www.socketmobile.com/about-us/investor-relations/corporate-governance. The Company will also post any amendments to or waivers from the Code of Business Conduct and Ethics on its website. There were no changes to the Code of Business Conduct and Ethics during 2018.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Audit Committee oversees the Company's financial processes on behalf of the Board of Directors, although management has the primary responsibility for preparing the financial statements and maintaining the Company's financial reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2018, including discussing the quality of the accounting principles, the reasonableness of significant judgments, including the identification and assessment of risks, and the clarity of disclosures in the financial statements. The Audit Committee has a written charter, a copy of which is posted on the Company’s website at http://www.socketmobile.com/about-us/investor-relations/corporate-governance.

The Audit Committee reviewed the 2018 financial statements with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles, as well as their judgment as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also discussed such other matters as the auditors are required to discuss with the Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence.

The Audit Committee also discussed with the Company's independent auditors the overall scope and results of their audit of the financial statements, including their review of internal controls. The Audit Committee met periodically with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held one meeting with the auditors regarding their audit of the Company’s annual financial statements for the year ended December 31, 2018. In addition, a meeting among the members of the Audit Committee, the Company’s auditors and management was held each quarter during fiscal 2018 to review the Company’s quarterly financial reports prior to their issuance.

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In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has concurred, that the Company’s audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018. The Audit Committee also approved the appointment of Sadler, Gibb & Associates, LLC as the Company's independent auditors for the years ended December 31, 2012 through 2018 and has recommended approval of the stockholders for the year ending December 31, 2019.

The foregoing report has been submitted by the undersigned in our capacity as members of the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Charlie Bass
Bill Parnell
Dated: March 28, 2019	Brenton Earl MacDonald

OTHER MATTERS

The Company knows of no other matters to be submitted at the 2019 Annual Meeting of Stockholders. If any other matters properly come before the 2019 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed or otherwise vote your shares via telephone or internet as available.

Dated: March 28, 2019	THE BOARD OF DIRECTORS

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APPENDIX A (See Proposal 4)

SOCKET MOBILE, INC.

2004 EQUITY INCENTIVE PLAN

(As Amended April 29, 2010, June 5, 2013, June 4, 2015 and March 20, 2019)

1.                   Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional incentive to Employees, Directors and Consultants, and
•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units and Performance Shares.

2.                   Definitions. As used herein, the following definitions will apply:

(a)                “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)                “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)                “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Performance Units or Performance Shares.

(d)                “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)                “Board” means the Board of Directors of the Company.

(f)                 “Cash Position” means as to any Performance Period, the Company’ s level of cash and cash equivalents, including, without limitation, amounts classified for financial reporting purposes as short-term investments and restricted investments.

(g)                “Change in Control” means the occurrence of any of the following events:

(i)            Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

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(ii)            The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)            The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h)                “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)                  “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j)                  “Common Stock” means the common stock of the Company.

(k)                “Company” means Socket Mobile, Inc., a Delaware corporation, or any successor thereto.

(l)                  “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)              “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n)                “Director” means a member of the Board.

(o)                “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)                “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with U.S. GAAP; provided, however, that if Net Income as to any such Performance Period is a negative amount, then Earnings Per Share means the Company’s or business unit’s Net Income, divided by a weighted average number of common shares outstanding, determined in accordance with U.S. GAAP.

(q)                “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r)                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)                “Excluded Items” includes, without limitation, (i) incentive compensation, (ii) in-process research and development expenses, (iii) acquisition costs, (iv) compensation expense from equity compensation, (v) operating expenses from acquired businesses, (vi) amortization of acquired intangible assets, and (vii) such other unusual or one-time items as may be identified by the Administrator.

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(t)                 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)            If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)            In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(u)                “Fiscal Year” means the fiscal year of the Company.

(v)                “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)              “Inside Director” means a Director who is an Employee.

(x)                “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

(y)                “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z)                “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)            “Operating Cash Flow” means as to any Performance Period, the Company's or a business unit's cash flow generated from operating activities, as reported in the Company’s cash flow statements and calculated in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

(bb)            “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

(cc)            “Option” means a stock option granted pursuant to the Plan.

(dd)            “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee)            “Participant” means the holder of an outstanding Award.

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(ff)              “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award granted under the Plan. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Net Income, (d) Operating Cash Flow, (e) Operating Income, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue and (j) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(gg)            “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(hh)            “Performance Share” means an Award granted to a Participant pursuant to Section 9.

(ii)                “Performance Unit” means an Award granted to a Participant pursuant to Section 9.

(jj)                “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(kk)            “Plan” means this 2004 Equity Incentive Plan, as may be amended from time to time.

(ll)                “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(mm)        “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by average net Company or business unit, as applicable, assets, determined in accordance with U.S. GAAP.

(nn)            “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with U.S. GAAP.

(oo)            “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by the Company’s or the business unit’s, as applicable, Revenue.

(pp)            “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with U.S. GAAP.

(qq)            “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr)              “Section 16(b)” means Section 16(b) of the Exchange Act.

(ss)             “Service Provider” means an Employee, Director or Consultant.

(tt)               “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

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(uu)            “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.

(vv)            “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ww)        “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

(xx)            “U.S. GAAP” means generally accepted accounting principles in the United States.

3.                   Stock Subject to the Plan.

(a)                Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is (i) the number of Shares which have been reserved but not issued under the Company’s 1995 Stock Plan, as amended and restated (the “1995 Plan”) as of the date of stockholder approval of this Plan, (ii) any Shares returned to the 1995 Plan as a result of termination of options or repurchase of Shares issued under such plan, with the maximum available pursuant to clauses (i) and (ii) equal to 599,774 shares, and (iii) an annual increase to be added on the first day of the Company’s fiscal year beginning in 2005, equal to the least of (A) 400,000 Shares, (B) 4% of the outstanding Shares on such date or (C) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised.

(b)                Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full (including, for the avoidance of doubt, any shares that are surrendered pursuant to the 2019 Exchange Program or any other exchange program), the unpurchased Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, will not be returned to the Plan and will not become available for future distribution under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares will become available for future grant under the Plan.

(c)                Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.                   Administration of the Plan.

(a)                Procedure.

(i)            Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)            Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

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(iii)            Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)            Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)                Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)            to determine the Fair Market Value;

(ii)            to select the Service Providers to whom Awards may be granted hereunder;

(iii)            to determine the number of Shares to be covered by each Award granted hereunder;

(iv)            to approve forms of agreement for use under the Plan;

(v)            to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)            to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)            to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii)            to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan. Notwithstanding the foregoing, the Administrator may not modify or amend an Option or SAR to reduce the exercise price of such Option or SAR after it has been granted (except for adjustments made pursuant to Section 12), unless approved by the Company’s stockholders and neither may the Committee, without the approval of the Company’s stockholders, cancel any outstanding Option or SAR and immediately replace it with a new Option or SAR with a lower exercise price;

(ix)            to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 13;

(x)            to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)            to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award

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(xii)            to make all other determinations deemed necessary or advisable for administering the Plan.

(c)                Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.                   Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.                   Stock Options.

(a)                Limitations.

(i)            Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)            The following limitations will apply to grants of Options:

(1)                No Service Provider will be granted, in any Fiscal Year, Options and/or Stock Appreciation Rights to purchase more than 750,000 Shares.

(2)                In connection with his or her initial service, a Service Provider may be granted Options and/or Stock Appreciation Rights to purchase up to an additional 1,250,000 Shares, which will not count against the limit set forth in Section 6(a)(2)(ii)(1) above.

(3)                The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.

(4)                If an Option and/or Stock Appreciation Right is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option and/or Stock Appreciation Right, as applicable, will be counted against the limits set forth in subsections (1) and (2) above. For this purpose, if the exercise price of an Option and/or Stock Appreciation Right is reduced, the transaction will be treated as a cancellation of the Option and/or Stock Appreciation Right and the grant of a new Option and/or Stock Appreciation Right, as applicable.

(b)                Term of Option. The Administrator will determine the term of each Option in its sole discretion. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

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(c)                Option Exercise Price and Consideration.

(i)            Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)                In the case of an Incentive Stock Option

a)                  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b)                  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2)                In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(3)                Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)            Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)            Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised; (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement; (7) any combination of the foregoing methods of payment; or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)                Exercise of Option.

(i)            Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

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An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Award, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)            Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)            Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)            Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

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7.                   Restricted Stock.

(a)                Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)                Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any Fiscal Year no Participant will receive more than an aggregate of 250,000 Shares of Restricted Stock; provided, however, that in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 500,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)                Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)                Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)                Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)                 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)                Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)                Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)                  Section 162(m) Performance Restrictions. For purposes of qualifying a Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, which will be set by the Administrator on or before the Determination Date. In this connection, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.                   Stock Appreciation Rights.

(a)                Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

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(b)                Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options and/or SARs covering more than 750,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Options and/or SARs covering up to an additional 1,250,000 Shares.

(c)                Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. In the case of a freestanding SAR, the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The exercise price of a tandem or affiliated SARs will equal the exercise price of the related Option.

(d)                SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)                Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.

(f)                 Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)            The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)            The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9.                   Performance Units and Performance Shares.

(a)                Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (b) no Participant will receive more than 250,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted up to an additional 500,000 Performance Shares.

(b)                Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)                Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Provider. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

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(i)            General Performance Objectives. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion.

(ii)            Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Administrator will set the Performance Goals on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d)                Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)                Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)                 Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

10.               Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

11.               Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

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12.               Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)                Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8 and 9.

(b)                Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)                Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to a non-employee Directors that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject thereto, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

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Notwithstanding anything in this Section 12(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

13.               Tax Withholding

(a)                Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)                Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14.               No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

15.               Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

16.               Term of Plan. Subject to Section 20 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan. The Plan was approved by the Board on April 23, 2004 and by the stockholders on June 16, 2004. On June 5, 2013, the stockholders approved extension of the term to April 23, 2024.

17.               Amendment and Termination of the Plan.

(a)                Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)                Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

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(c)                Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18.               Conditions Upon Issuance of Shares.

(a)                Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.               Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

20.               Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

21.               Underwater Stock Option Exchange Program. Notwithstanding any contrary provision of the Plan, the Company’s stockholders on April 29, 2010 approved a one-time-only option exchange program described in the proxy statement with respect to the Company’s 2010 Annual Meeting of Stockholders under which certain outstanding Options may be surrendered or cancelled at the election of the person holding such Option (and therefore made available for future grant under Section 3(c) to the extent such Option was granted under the Plan or the 1995 Plan) in exchange for new Options with a lower exercise price (the “Exchange Program”). The Administrator may provide for, and the Company may implement, the Exchange Program within one hundred and twenty (120) days after the date of such Annual Meeting.

22.               2019 Stock Option Exchange Program. Notwithstanding any contrary provision of the Plan, the Company may implement, subject to the approval of the March 20, 2019 restatement of the Plan by the Company’s stockholders at the Company’s 2019 Annual Meeting of Stockholders, a one-time-only option exchange program on substantially the terms described in the proxy statement with respect to the Company’s 2019 Annual Meeting of Stockholders (including with respect to the described potential modifications to the terms of the exchange program) and pursuant to which certain outstanding Options may be surrendered or cancelled at the election of the person holding such Option (and therefore made available for future grant under Section 3 of the Plan) in exchange for new Options (the “2019 Exchange Program”). Provided the Company’s stockholders approve the 2019 Exchange Program at the Company’s 2019 Annual Meeting of Stockholders, the Administrator may provide for, and the Company may implement, the 2019 Exchange Program within one hundred and twenty (120) days after the date of such Annual Meeting.

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